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                                                                  EXECUTION COPY

                                                                    EXHIBIT 10.1




                           REVOLVING CREDIT AGREEMENT

                          dated as of November 12, 1999

                                   - between -

                              EDISON SCHOOLS INC.,

                                   as Borrower

                                     - and -

                                 IMPERIAL BANK,

                                     as Bank
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                                TABLE OF CONTENTS

ARTICLE I  DEFINITIONS...............................................................................         1
         SECTION 1.1.  Defined Terms.................................................................         1
         SECTION 1.2.  Use of Defined Terms..........................................................        22
         SECTION 1.3.  Cross-References..............................................................        22
         SECTION 1.4.  Accounting and Financial Determinations.......................................        23
         SECTION 1.5.  General Provisions Relating to Definitions....................................        23

ARTICLE II  COMMITMENT...............................................................................        23
         SECTION 2.1  Commitment.....................................................................        23
         SECTION 2.2.  Commitment Amounts............................................................        24
         SECTION 2.3.  The Borrowing Base............................................................        24

ARTICLE III  LOANS AND NOTES.........................................................................        24
         SECTION 3.1.  Borrowing Procedures..........................................................        24
         SECTION 3.2.  Note..........................................................................        25
         SECTION 3.3.  Principal Payments............................................................        25
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
                  SECTION 3.3.1.  Repayments.........................................................        25
                  SECTION 3.3.2.  Loan Prepayments and Repayments....................................        25
         SECTION 3.4.  Interest Payments.............................................................        26
                  SECTION 3.4.1.  Interest Rates.....................................................        26
                  SECTION 3.4.2.  Interest During Continuation of Events of Default; etc.............        27
                  SECTION 3.4.3.  Payment Dates......................................................        27
         SECTION 3.5.  Fees..........................................................................        27
                  SECTION 3.5.l.  Closing Fee........................................................        28
                  SECTION 3.5.2.  Commitment Fees....................................................        28
         SECTION 3.6.  Making of Payments; Computations; etc.........................................        28
                  SECTION 3.6.1.  Making of Payments.................................................        28
                  SECTION 3.6.2.  Setoff.   28
                  SECTION 3.6.3.  Due Date Extension.................................................        28
                  SECTION 3.6.4.  Notices of Changes in Prime Rate; Notice of Eurodollar Rates.......        28
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
                  SECTION 3.6.5.  Computations.......................................................        29
                  SECTION 3.6.6.  Recordkeeping......................................................        29
         SECTION 3.7.  Taxes.........................................................................        29
         SECTION 3.8.  Use of Proceeds...............................................................        29
         SECTION 3.9.  No Withholding................................................................        29
         SECTION 3.10. Collateral Security...........................................................        30

ARTICLE IV  FUNDING OPTIONS..........................................................................        31
         SECTION 4.1.  Pricing of Each Loan..........................................................        31
         SECTION 4.2.  Conversion Procedures.........................................................        31
         SECTION 4.3.  Continuation Procedures.......................................................        31
         SECTION 4.4.  Limitations on Interest Periods and Continuation and Conversion Elections.....        32
                  SECTION 4.4.1.  Interest Periods...................................................        32
                  SECTION 4.4.2.  Conditions Precedent...............................................        32
                  SECTION 4.4.3.  Other Limitations..................................................        32
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                                      -iii-
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
         SECTION 4.5.  Increased Costs...............................................................        32
         SECTION 4.6.  Interest Rate Inadequate or Unfair............................................        34
         SECTION 4.7.  Changes in Law Rendering Eurodollar Loans Unlawful............................        34
         SECTION 4.8.  Funding Losses................................................................        34
         SECTION 4.9.  Discretion of Bank as to Manner of Funding....................................        35
         SECTION 4.10.  Conclusiveness of Statements; Survival of Provisions.........................        35

ARTICLE V  LETTERS OF CREDIT.........................................................................        35
         SECTION 5.1.  Requests for Letters of Credit................................................        35
         SECTION 5.2.  Issuances and Extensions......................................................        36
         SECTION 5.3.  Fees and Expenses.............................................................        36
         SECTION 5.4.  Disbursements.................................................................        36
         SECTION 5.5.  Reimbursement.................................................................        37
         SECTION 5.6.  Deemed Disbursements..........................................................        37
         SECTION 5.7.  Nature of Reimbursement Obligations...........................................        38
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
         SECTION 5.8.  Indemnity.....................................................................        39

ARTICLE VI  CONDITIONS TO CREDIT EXTENSIONS..........................................................        39
         SECTION 6.1.  Conditions to Making First Credit Extensions..................................        39
                  SECTION 6.1.1.  Execution and Delivery of this Agreement and Note..................        39
                  SECTION 6.1.2.  Security Agreement; UCC Filings; etc...............................        39
                  SECTION 6.1.3.  Other Loan Documents and Ancillary Documents.......................        40
                  SECTION 6.1.4.  Certificates of Insurance..........................................        40
                  SECTION 6.1.5.  [Intentionally Omitted.]...........................................        40
                  SECTION 6.1.6.  Closing Date Certificate...........................................        40
                  SECTION 6.1.7.  Resolutions; etc...................................................        40
                  SECTION 6.1.8.  Certificates of Good Standing......................................        41
                  SECTION 6.1.9.  Compliance Certificate.............................................        41
                  SECTION 6.1.10. Approvals..........................................................        41
                  SECTION 6.1.11. Environmental Compliance...........................................        41
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
                  SECTION 6.1.12. Opinions of Counsel................................................        41
                  SECTION 6.1.13. Financial Statements...............................................        41
                  SECTION 6.1.14. No Materially Adverse Effect.......................................        41
                  SECTION 6.1.15. Fees and Expenses..................................................        42
                  SECTION 6.1.16. Satisfactory Legal Form; etc.......................................        42
         SECTION 6.2.  All Credit Extensions.........................................................        42
                  SECTION 6.2.1.  Compliance with Representations; Absence of Litigation; No
                                    Default; etc.....................................................        42
                  SECTION 6.2.2.  Credit Request.....................................................        43
                  SECTION 6.2.3.  Legality of Transactions...........................................        43
                  SECTION 6.2.4.  Borrowing Report...................................................        43
                  SECTION 6.2.5.  Banking Arrangements...............................................        43
         SECTION 6.3.  Conditions to Effectiveness of this Agreement.................................        43

ARTICLE VII  WARRANTIES; ETC.........................................................................        44
         SECTION 7.1.  Organization; etc.............................................................        44
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
         SECTION 7.2.  Power, Authority..............................................................        44
         SECTION 7.3.  Validity; etc.................................................................        44
         SECTION 7.4.  Financial Information.........................................................        44
         SECTION 7.5.  Projections...................................................................        45
         SECTION 7.6.  Materially Adverse Effect.....................................................        45
         SECTION 7.7.  Existing Indebtedness; Absence of Defaults....................................        45
         SECTION 7.8.  Litigation; Ancillary Documents; etc..........................................        45
         SECTION 7.9.  Regulations U and X...........................................................        46
         SECTION 7.10. Government Regulation.........................................................        46
         SECTION 7.11. Taxes.........................................................................        47
         SECTION 7.12. Compliance with ERISA.........................................................        47
         SECTION 7.13. Labor Controversies...........................................................        47
         SECTION 7.14. Corporate Structure; etc......................................................        47
         SECTION 7.15. Ownership of Properties; Liens................................................        47
         SECTION 7.16. Trademarks; etc...............................................................        47


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
         SECTION 7.17. Collateral Documents..........................................................        48
         SECTION 7.18. Environmental Matters.........................................................        48
         SECTION 7.19. Compliance with Applicable Laws...............................................        49
         SECTION 7.20. Existing Investments..........................................................        49
         SECTION 7.21. Transactions with Affiliates..................................................        49
         SECTION 7.22. Year 2000 Problem.............................................................        49
         SECTION 7.23. Banking Arrangements..........................................................        49
         SECTION 7.24. Representations in Loan Documents and Ancillary Documents.....................        50

ARTICLE VIII  COVENANTS..............................................................................        50
         SECTION 8.1.  Certain Affirmative Covenants.................................................        50
                  SECTION 8.1.1.  Financial Information; etc.........................................        50
                  SECTION 8.1.2.  Maintenance of Existence; etc......................................        52
                  SECTION 8.1.3.  Foreign Qualification..............................................        52
                  SECTION 8.1.4.  Payment of Taxes; etc..............................................        53


                                     -viii-
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
                  SECTION 8.1.5.  Maintenance of Property............................................        53
                  SECTION 8.1.6.  Notice of Default; etc.............................................        53
                  SECTION 8.1.7.  Books and Records..................................................        54
                  SECTION 8.1.8.  Compliance with Laws; etc..........................................        55
                  SECTION 8.1.9.  Identification of Subsidiaries; Provision of Collateral............        55
                  SECTION 8.1.10. Landlord Lien Waivers..............................................        55
                  SECTION 8.1.11. Year 2000 Compliance...............................................        56
                  SECTION 8.1.12. Banking Arrangements...............................................        56
                  SECTION 8.1.13. Compliance with Terms of Management Agreements; etc................        57
         SECTION 8.2.  Certain Negative Covenants....................................................        57
                  SECTION 8.2.1.  Limitation on Lines of Business....................................        57
                  SECTION 8.2.2.  Indebtedness.......................................................        57
                  SECTION 8.2.3.  Liens..............................................................        58


                                      -ix-
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
                  SECTION 8.2.4.  Financial Covenants................................................        58
                  SECTION 8.2.5.  Investments and Acquisitions.......................................        58
                  SECTION 8.2.6.  Restricted Payments................................................        59
                  SECTION 8.2.7.  Mergers; Sales of Property.........................................        60
                  SECTION 8.2.8.  Limitations on Optional Payments; etc..............................        60
                  SECTION 8.2.9.  Modification of other Ancillary Documents; etc.....................        61
                  SECTION 8.2.10. Limitation on Changes in Fiscal Periods............................        61
                  SECTION 8.2.11. Limitation on Negative Pledge Clauses..............................        61
                  SECTION 8.2.12. Limitation on Restrictions on Subsidiary Distributions.............        61
                  SECTION 8.2.13. Transactions with Affiliates.......................................        61
                  SECTION 8.2.14. Sale of Capital Stock; etc.........................................        62
                  SECTION 8.2.15. Change of Location or Name.........................................        63
                  SECTION 8.2.16. Financial Asset Accounts...........................................        63

ARTICLE IX  EVENTS OF DEFAULT........................................................................        63
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
         SECTION 9.1.  Events of Default.............................................................        63
                  SECTION 9.1.1.  Non-Payment of Obligations.........................................        63
                  SECTION 9.1.2.  Non-Performance of Certain Obligations.............................        63
                  SECTION 9.1.3.  Non-Performance of Other Obligations...............................        63
                  SECTION 9.1.4.  Breach of Warranty.................................................        64
                  SECTION 9.1.5.  Default Under Other Instruments; etc...............................        64
                  SECTION 9.1.6.  Bankruptcy, Insolvency; etc........................................        64
                  SECTION 9.1.7.  Judgments..........................................................        65
                  SECTION 9.1.8.  Impairment of Security; etc........................................        65
         SECTION 9.2.  Action if Bankruptcy..........................................................        65
         SECTION 9.3.  Action if Other Event of Default..............................................        66
ARTICLE X  MISCELLANEOUS.............................................................................        66
         SECTION 10.1.  Waivers, Amendments; etc.....................................................        66
         SECTION 10.2.  Notices......................................................................        66
         SECTION 10.3.  Costs and Expenses...........................................................        67


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
         SECTION 10.4.  Indemnification..............................................................        67
         SECTION 10.5.  Survival.....................................................................        68
         SECTION 10.6.  Severability.................................................................        68
         SECTION 10.7.  Headings.....................................................................        68
         SECTION 10.8.  Counterparts; Entire Agreement...............................................        69
         SECTION 10.9.  CHOICE OF LAW................................................................        69
         SECTION 10.10. Successors and Assigns.......................................................        69
         SECTION 10.11. Further Assurances...........................................................        69
         SECTION 10.12. CONSENT TO JURISDICTION......................................................        69
         SECTION 10.13. WAIVER OF JURY TRIAL.........................................................        71


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                                LIST OF SCHEDULES

FIRST SCHEDULE    -      FINANCIAL COVENANT SCHEDULE

SECOND SCHEDULE   -      DISCLOSURE SCHEDULE



                                LIST OF EXHIBITS

EXHIBIT A         -      FORM OF NOTE

EXHIBIT B         -      FORM OF SECURITY AGREEMENT

EXHIBIT C         -      FORM OF TRADEMARK SECURITY AGREEMENT

EXHIBIT D         -      FORM OF COPYRIGHT SECURITY AGREEMENT

EXHIBIT E         -      FORM OF ACCOUNT AGENCY AGREEMENT

EXHIBIT F         -      FORM OF LOAN REQUEST

EXHIBIT G         -      FORM OF ISSUANCE REQUEST

EXHIBIT H         -      FORM OF COMPLIANCE CERTIFICATE

EXHIBIT I         -      FORM OF CLOSING DATE CERTIFICATE

EXHIBIT J         -      LEGAL OPINION OF SPECIAL COUNSEL TO THE BORROWER

                           REVOLVING CREDIT AGREEMENT

         REVOLVING CREDIT AGREEMENT, dated as of November 12, 1999, between EDISON SCHOOLS INC., a Delaware corporation (hereinafter, together with its successors in title and assigns, the "BORROWER"), and IMPERIAL BANK, a bank organized under the laws of the State of California (hereinafter, together with its successors in title and assigns, the "BANK").

                                    RECITALS

         The Borrower has requested the Bank to make a revolving credit facility available to the Borrower. The proceeds of the loans and other credit extensions under the facilities are to be used by the Borrower for working capital and for the other purposes described in Section 3.8. The Bank is willing to make the facility available to the Borrower and to make loans and other credit extensions to the Borrower hereunder, all upon the terms and subject to the conditions contained in this Agreement.

         Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. DEFINED TERMS.

         The following terms, when used in this Agreement, including the introductory paragraph and Recitals hereto, or in any of the other Loan Documents, shall, except where the context otherwise requires, have the following meanings:

         "ACCOUNTS RECEIVABLE" means, in relation to any Person, such Person's now owned or hereafter acquired rights to payment (a) for the rendition of services in the ordinary course of such Person's business, or (b) under or in respect of Management Agreements to which such Person shall from time to time be a party, in any case under clause (a) or clause (b), whether or not evidenced by any Instrument. The amount of any Accounts Receivable shall be determined in accordance with GAAP.

         "ACQUISITION" means any transaction, or any series of related transactions, in which the Borrower or any of its Subsidiaries (a) acquires any business or all or substantially all of the Property of any Person or any division or other business unit thereof, whether through purchase of assets, merger or otherwise, (b) directly or indirectly acquires control of at least a majority (in number of votes) of the Voting Interests of any Person, or (c) directly or indirectly acquires ownership or control of a majority of the Equity Interests of any class or series of any Person.

         "ADJUSTED CONSOLIDATED CAPITAL EXPENDITURES" means, in relation to the Borrower and its Subsidiaries for any period, the Consolidated Capital Expenditures made by the Borrower and its Subsidiaries for such period LESS the Charter School Capital Expenditures made by the Borrower and its Subsidiaries for such period, all as determined on a consolidated basis in accordance with GAAP.

         "AFFILIATE" of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, or (b) any other Person who is a director, manager or officer of such Person or of any Person described in clause (a). For purposes of this definition, control of a Person shall mean the power, whether direct or indirect, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. For purposes of this Agreement and the other Loan Documents, (i) the Borrower shall not be or be deemed to be an Affiliate of any of the Borrower's Subsidiaries, (ii) none of the Subsidiaries of the Borrower, and none of the Schools, shall be or be deemed to be an Affiliate of the Borrower or of any of the other Subsidiaries of the Borrower, and (iii) the Bank shall not be or be deemed to be an Affiliate of the Borrower or of any of its Subsidiaries.

         "AFFILIATE TRANSACTION" means any of the following transactions or arrangements:

                  (a) the making by the Borrower or any of its Subsidiaries of any payment or prepayment (whether of principal, premium, interest or any other sum) of or on account of, or any payment or other distribution by the Borrower or any of its Subsidiaries on account of the redemption, repurchase, defeasance or other acquisition for value of, any Indebtedness of any kind whatsoever (i) of any Affiliate of the Borrower, or (ii) of the Borrower or any of its Subsidiaries to any Affiliate of the Borrower;

                  (b) the making of any loans, advances or other Investments of any kind whatsoever by the Borrower or any of its Subsidiaries to or in any Affiliate of the Borrower or to or in any holder of any Indebtedness described in clause (a) of this definition;

                  (c) the Sale by the Borrower or any of its Subsidiaries of all or any part of its Property to, or for the direct or indirect benefit of, any Affiliate of the Borrower;

                  (d) the incurrence by the Borrower or any of its Subsidiaries of any Indebtedness to any Affiliate of the Borrower;

                  (e) the declaration or payment by the Borrower or any of its Subsidiaries of any dividends or other distributions on account of, or the making by the Borrower or any of its Subsidiaries of any payment or other distribution on account of the purchase, repurchase, redemption or other acquisition for value of, any shares of Capital Stock or any other Equity Interests or Securities of any Affiliate of the Borrower;

                  (f) the payment by the Borrower or any of its Subsidiaries to any Affiliate of the Borrower of any fees or commissions of any kind, including, without limitation, management or consulting fees, non-competition payments or other similar fees, investment banking or underwriting fees or commissions, arrangement, placement or syndication fees, or brokers', finders' or other transaction fees or commissions; or

                  (g) any other transaction or Contractual Obligation between any Affiliate of the Borrower, on the one hand, and the Borrower, on the other hand, or between any Affiliate of the Borrower, on the one hand, and any Subsidiary of the Borrower, on the other hand.

For the purposes of this Agreement and the other Loan Documents, the term "AFFILIATE TRANSACTION" shall not include any salaries, bonuses, advances or incentive stock options paid or issued to directors, managers, officers or employees of the Borrower or of any of its Subsidiaries in the ordinary course of business and in all material respects consistent with the Borrower's usual and customary business practice.

         "AGENCY ACCOUNT" means any depository, securities, investment or other similar Financial Asset Account maintained by the Borrower or any of its Subsidiaries with an Agency Account Institution, the funds or other Property from which shall be subject to transfer, upon the terms contained in the Agency Account Agreement applicable thereto, to the Borrower's Concentration Account or otherwise to the Bank or as the Bank shall direct.

         "AGENCY ACCOUNT AGREEMENT" is defined in Section 8.1.12.

         "AGENCY ACCOUNT INSTITUTION" means any financial institution (other than the Bank) which (a) receives deposits directly or indirectly (whether as the result of an interim concentration of funds in depository accounts or otherwise) or cash, Cash Equivalents, Securities or other Property from or for the account of the Borrower or any of its Subsidiaries, and (b) is a party to and bound by an Agency Account Agreement as contemplated and provided by Section 8.1.12.

         "AGREEMENT" means this Credit Agreement.

         "AMOUNT" means, with respect to any Acquisition, all consideration paid in respect thereof, including consideration in the form of cash, Property (as valued at the time of such Acquisition), or the assumption of Indebtedness or other obligations.

         "ANCILLARY DOCUMENTS" means, collectively, the Governing Documents of each of the Borrower and its Subsidiaries, the Management Agreements, the Subordinated Debt Documents, the Real Estate Lease Agreements, and all other Instruments that shall from time to time be identified by the Borrower and the Bank in writing as "ANCILLARY DOCUMENTS" for purposes of this Agreement and the other Loan Documents.

         "APPLICABLE LAW" means and includes statutes and rules and regulations thereunder and interpretations thereof by any Governmental Authority charged with the administration or the interpretation thereof, and orders, requests, directives, instructions and notices of any Governmental Authority.

         "APPROVAL" means, relative to the Borrower or any of its Subsidiaries, each approval, consent, filing or registration by or with any Governmental Authority or any creditor of or any holder of Equity Interests in the Borrower or (as the case may be) any such Subsidiary necessary to authorize or permit the execution, delivery or performance by the Borrower or (as the case may be) such Subsidiary of any of the Loan Documents to which it is a party or the validity or enforceability of any of such Loan Documents against the Borrower or (as the case may be) such Subsidiary.

         "AUTHORIZED OFFICERS" is defined in Section 6.1.7.

         "BANK" is defined in the introductory paragraph hereto.

         "BANKRUPTCY CODE" means Title 11 of the United States Code.

         "BANKRUPTCY OR INSOLVENCY PROCEEDING" means, with respect to any Person, any insolvency or bankruptcy proceeding, or any receivership, liquidation, reorganization or other similar proceeding in connection therewith, relative to such Person or its creditors, as such, or to its Property, or any proceeding for voluntary liquidation, dissolution, or other winding up of such Person, whether or not involving insolvency or bankruptcy.

         "BORROWER" is defined in the introductory paragraph hereto.

         "BORROWER'S CONCENTRATION ACCOUNT" is defined in Section 8.1.12.

         "BORROWING BASE" means, at the relevant time of reference thereto, as contemplated and provided by Section 2.3, an amount determined by the Bank by reference to the most recent Borrowing Base Report delivered to the Bank by the Borrower pursuant to and in compliance with Section 6.2.4 or (as the case may be) Section 8.1.1(c)(iii) hereof, which is equal to the greater of (a) 85% of Eligible Trailing Revenues, or (b) 85% of Eligible Projected Revenues.

         "BORROWING BASE REPORT" means a Borrowing Base Report duly executed and delivered to the Bank by the chief financial, accounting or other senior executive Authorized Officer of the Borrower, which Borrowing Base Report shall be in the form prescribed from time to time by the Bank or otherwise in form and substance reasonably satisfactory to the Bank.

         "BUSINESS DAY" means a day on which commercial banks are open for business in Boston, Massachusetts and in San Jose, California.

         "CAPITAL ASSETS" means, with respect to any Person, all equipment, fixed assets and real Property or improvements of such Person, or replacements or substitutions therefor or additions thereto, that, in accordance with GAAP, have been or should be reflected as additions to Property, plant or equipment on the balance sheet of such Person or that have a useful life of more than one (1) year.

         "CAPITAL EXPENDITURES" means, with respect to any Person for any period, (a) all expenditures made directly or indirectly by such Person during such period for Capital Assets (whether paid in cash or other consideration or accrued as a liability and, including, without limitation, all expenditures for maintenance and repairs which are required, in accordance with GAAP, to be capitalized on the books of such Person), and (b) solely to the extent not otherwise included in clause (a) of this definition, the aggregate principal amount of all Indebtedness (including, without limitation, Capitalized Lease Obligations) assumed or incurred during such period in connection with any such expenditures for Capital Assets.

         "CAPITALIZED LEASE OBLIGATIONS" means, with respect to any Person, all obligations of such Person to pay rent or other amounts under any lease of (or other arrangements conveying the right to use) real or personal Property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

         "CAPITAL STOCK" means (a) in the case of any corporation, any corporate capital stock of any class or series, (b) in the case of any association or business entity, any shares, interests, participations, rights or other equivalents (howsoever designated) of corporate capital stock, and (c) in the case of any partnership or limited liability company, partnership or membership interests (whether general or limited).

         "CASH EQUIVALENTS" means:

                  (a) marketable obligations or other Securities issued or directly, fully and unconditionally guaranteed or insured by the United States government or any agency thereof and, in each case, maturing within one (1) year after the date of acquisition thereof;

                  (b) marketable direct obligations or other Securities issued by any State of the United States or any political subdivision of any such State or any public instrumentality thereof maturing within one
         (1) year after the date of acquisition thereof and, at the time of acquisition, having one of the three (3) highest ratings obtainable from either Standard & Poor's Ratings Group ("S&P") or Moody's Investors Service, Inc. ("MOODY'S");

                  (c) commercial paper maturing less than one (1) year after the date of acquisition thereof, issued by a corporation organized under the laws of any State of the United States or of the District of Columbia and, at the time of acquisition, having one of the three (3) highest ratings obtainable from either S&P or Moody's;

                  (d) certificates of deposit, time deposits, eurodollar time deposits or bankers' acceptances maturing within one (1) year after the date of acquisition thereof, issued by the Bank or by any other domestic commercial bank that is a member of the Federal Reserve System that has capital and surplus aggregating not less than $100,000,000 and is rated A-1 (or the equivalent) or better by S&P or P-1 (or the equivalent) or better by Moody's;

                  (e) repurchase agreements entered into with the Bank or any other domestic commercial bank meeting the qualifications specified in clause (d), secured by a perfected first-priority Lien on any obligations of the type described in any of clauses (a) through (d), having a fair market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation thereunder of the Bank or other commercial bank; and

                  (f) money market funds in which at least 85% of such funds' assets are invested in "CASH EQUIVALENTS" of the kind described in any of clauses (a), (b), (c) or (d).

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CHARTER SCHOOL" means any public not-for-profit charter school established, operated or managed by the Borrower or by any of its Subsidiaries pursuant to one or more Management Agreements to which the Borrower or any of its Subsidiaries is a party.

         "CHARTER SCHOOL CAPITAL EXPENDITURES" means, in relation to the Borrower and its Subsidiaries for any period, all Capital Expenditures for such period made by the Borrower and its Subsidiaries for the acquisition or improvement of any Property, plant or equipment or other facilities of any Charter School, all as determined on a consolidated basis in accordance with GAAP.

         "CLOSING DATE" means the date on which the first Credit Extensions are made or to be made by the Bank to the Borrower hereunder.

         "CLOSING DATE CERTIFICATE" is defined in Section 6.1.6.

         "CLOSING FEE" is defined in Section 3.5.1.

         "CODE" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "COLLATERAL" means, collectively, any and all collateral provided by the Borrower and its Subsidiaries to the Bank from time to time under the Collateral Documents and other Loan Documents.

         "COLLATERAL DOCUMENTS" means, collectively, the Security Agreements, the Agency Account Agreements and all other Instruments executed and delivered to the Bank pursuant to Section 6.1.2, all Instruments executed and delivered to the Bank pursuant to Section 3.10 or Section 8.1.9 from time to time after the date hereof, and all other Instruments that shall from time to time after the date hereof be identified in writing by the Bank and the Borrower as "COLLATERAL DOCUMENTS" for purposes of this Agreement and the other Loan Documents.

         "COLLECTION LOCKBOX" is defined in Section 6.2.5.

         "COLLECTION PERIOD" means, in relation to each fiscal month of the Borrower and its Subsidiaries ending on or after the date hereof, the period of three (3) consecutive fiscal months of the Borrower ending on the last day of such fiscal month.

         "COMMITMENT" means the Bank's obligations pursuant to Section 2.1 to make Loans and other Credit Extensions.

         "COMMITMENT AMOUNT" is defined in Section 2.2.

         "COMMITMENT FEES" is defined in Section 3.5.2.

         "COMMITMENT TERMINATION DATE" means the third Business Day prior to the Final Maturity Date.

         "COMPLIANCE CERTIFICATE" means a certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit H attached hereto (with such changes thereto as may be agreed upon from time to time by the Bank and the Borrower), for purposes of monitoring the compliance of the Borrower and its Subsidiaries with the Loan Documents.

         "CONSOLIDATED CAPITAL EXPENDITURES" means, in relation to any Person and its Subsidiaries for any period, all Capital Expenditures by such Person and its Subsidiaries for such period, all as determined on a consolidated basis in accordance with GAAP.

         "CONTINGENT OBLIGATION" means, in relation to any Person, any direct or indirect liability, contingent or otherwise, of that Person (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation of another Person if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation that such obligation will be paid, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (b) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (c) under Hedge Agreements. Contingent Obligations shall in any event include: (i) any direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or Sale with recourse by such Person of the obligation of another Person; and (ii) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, capital contributions, other Investments or otherwise).

         "CONTINUATION/CONVERSION NOTICE" means a notice, signed by an Authorized Officer of the Borrower, complying with the requirements of Section
4.2 or 4.3, as applicable, or otherwise in form and substance reasonably satisfactory to the Bank.

         "CONTRACTUAL OBLIGATION" means, in relation to any Person, any agreement or obligation under any Securities issued by such Person or under any Instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

         "COPYRIGHT SECURITY AGREEMENT" means a Copyright Security Agreement, in or substantially in the form of Exhibit D attached hereto, to be executed and delivered by the Borrower in favor of the Bank pursuant to the Security Agreement.

         "CORPORATION" means, unless the context otherwise requires, any corporation, limited liability company, association, joint stock company, business trust or other similar business organization or business enterprise.

         "CREDIT EXTENSION" means (a) the advancing of Loans by the Bank to the Borrower pursuant to Article II and Article III, and (b) the issuance or extension by the Bank of Letters of Credit pursuant to Article V.

         "CREDIT REQUEST" means any Loan Request or Issuance Request.

         "DEFAULT" means any Event of Default or any condition or event which, after notice or the lapse of time, or both, would become an Event of Default.

         "DISBURSEMENT" is defined in Section 5.4.

         "DISBURSEMENT DATE" is defined in Section 5.4.

         "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto as the Second Schedule.

         "DOLLARS" and the sign "$" mean lawful money of the United States.

         "DOMESTIC OFFICE" means, in relation to the Bank, 226 Airport Parkway, San Jose, California, or such other office of the Bank within the United States as may be designated from time to time by prior written notice from the Bank to the Borrower, by and through which each of the Loans and other Credit Extensions will be made by the Bank hereunder.

         "DRAWDOWN DATE" means any date (which must be a Business Day) on which any Loan is made or to be made to the Borrower pursuant to Section 3.1.

         "EFFECTIVE DATE" means the date of this Agreement.

         "ELIGIBLE PROJECTED REVENUES" means, with respect to the Borrower and its Subsidiaries as at the last day of any fiscal month, the aggregate amount of all cash which the Borrower, on the basis of reasonable assumptions made in good faith by the Borrower, projects will be received in the Borrower's Concentration Account as payment on account of Net Revenues Receivables during the Projected Collection Period ending on the last day of the third fiscal month following such fiscal month.

         "ELIGIBLE TRAILING REVENUES" means, with respect to the Borrower and its Subsidiaries as at the last day of any fiscal month, the aggregate amount of all cash actually received in the Borrower's Concentration Account as payment on account of Net Revenues Receivables during the Collection Period ending on the last day of such fiscal month. Notwithstanding the foregoing, as at the last day of each fiscal month ending during the period commencing on the Closing Date and continuing through December 31, 1999, Eligible Trailing Revenues shall mean the aggregate amount of all cash actually received by the Borrower and its Subsidiaries (either directly or through one or more depository banks) as payment on account of Net Revenues Receivables during the Collection Period ending on the last day of such fiscal month, all as more fully described in the Borrowing Base Report as at the close of such fiscal month and in the other reports and supporting information delivered by the Borrower to the Bank to confirm the Borrowing Base calculations as of the last day of such fiscal month

         "ENVIRONMENTAL LAWS" means all Applicable Laws relating to health and safety matters or protection of the environment or relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance, material or pollutant, in each case, as in effect from time to time.

         "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to purchase or otherwise acquire Capital Stock (but excluding any debt Securities that are convertible into, or exchangeable for, Capital Stock).

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case, as in effect from time to time.

         "EURODOLLAR LOAN" means any Loan which bears interest at a rate determined by reference to the Eurodollar Rate (Reserve Adjusted).

         "EURODOLLAR OFFICE" means, in relation to the Bank, 226 Airport Parkway, San Jose, California, or such other office, whether or not outside the United States, of the Bank as may be designated from time to time, by written notice from the Bank to the Borrower, as the office from which the Bank shall be making or maintaining Eurodollar Loans hereunder.

         "EURODOLLAR RATE" means, in relation to each Interest Period applicable to any Eurodollar Loan, the rate of interest per annum determined by the Bank to be the offered rate per annum at which deposits in Dollars appears on Telerate Page 3750 (or any successor page) as of 11:00 a.m., London time two (2) Business Days prior to the beginning of such Interest Period, or in the event such offered rate is not available from the Telerate Page, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Bank as the annual rate at which the Bank is offered Dollar deposits in immediately available funds two (2) Business Days prior to the beginning of such Interest Period by prime banks in the interbank eurodollar market as at or about 1:00 p.m., San Jose, California time, in each case, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount substantially equal to the amount of the Eurodollar Loan for such Interest Period.

         "EURODOLLAR RATE MARGIN" means, with respect to the principal amount of any Loans maintained as Eurodollar Loans, four percent (4.0%) per annum.

         "EURODOLLAR RATE (RESERVE ADJUSTED)" means, with respect to any Eurodollar Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

         Eurodollar Rate      =                  Eurodollar Rate
                                            -----------------------------
         (Reserve Adjusted)             1 - Eurodollar Reserve Percentage

         "EURODOLLAR RESERVE PERCENTAGE" means, with respect to any Eurodollar Loan for any Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Interest Period of the maximum percentages in effect on each day of such Interest Period, as prescribed by the F.R.S. Board, for determining the maximum reserve requirements applicable to "EUROCURRENCY LIABILITIES" pursuant to Regulation D or any other applicable regulation of the F.R.S. Board that prescribes reserve requirements applicable to "EUROCURRENCY LIABILITIES" as currently defined in Regulation D.

         "EVENT OF DEFAULT" is defined in Section 9.1.

         "EXCLUDED ACCOUNT" is defined in Section 8.1.12(b).

         "EXCLUDED EQUIPMENT" means (a) in relation to the Borrower, "Excluded Equipment" of the Borrower as defined in the Security Agreement, and (b) in relation to any Subsidiary of the Borrower, equipment of such Subsidiary from time to time located or used, or otherwise intended to be located or used, in or at the location of any of the Schools from time to time operated, managed or administered by such Subsidiary.

         "FAIR MARKET VALUE" means, with respect to any Property, the price which could be negotiated in an arm's length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

         "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, the "COMPOSITE 3:30 P.M. QUOTATIONS") for such day under the caption "Federal Funds Effective Rate". If such rate is not published in the Composite 3:30 p.m. Quotations for any Business Day, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight federal funds arranged prior to 9:00 a.m., New York City time, on such day by each of three brokers of recognized national standing dealing in federal funds transactions in New York City, selected by the Bank. The Federal Funds Rate for any day which is not a Business Day shall be the rate for the immediately preceding Business Day.

         "FEES" means, collectively, the Closing Fee, the Commitment Fees and the Letter of Credit Fees payable pursuant to Section 5.3.

         "FINANCIAL ASSET ACCOUNT" means any depository, securities, investment or other similar account maintained by the Borrower or any of its Subsidiaries with any bank or other financial institution with respect to the funds, Cash Equivalents, securities or other Property from time to time owed by the Borrower.

         "FINANCIAL COVENANT SCHEDULE" means the Financial Covenant Schedule attached hereto as the First Schedule.

         "FINAL MATURITY DATE" means November 30, 2002.

         "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System.

         "GAAP" is defined in Section 1.4.

         "GOVERNING DOCUMENTS" means, with respect to any Person, the certificate of incorporation or registration (including, if applicable, certificate of change of name), articles of incorporation or association, memorandum of association, charter, bylaws, partnership agreement, trust agreement, joint venture agreement, limited liability company operating or members agreement, joint venture agreement, or any one or more similar agreements, Instruments or documents constituting the organization or formation of such Person.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign, including, without limitation, any school district or board of education thereof.

         "GROUP" as defined in Section 4.1.

         "HAZARDOUS MATERIAL" means and includes the following: any "hazardous substance", as defined in CERCLA; any "hazardous waste", as defined in the Resource Conservation and Recovery Act, as amended; any petroleum product; or any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable Environmental Laws.

         "HEDGE AGREEMENTS" means interest rate swap, cap or collar arrangements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar arrangements.

         "HISTORICAL FINANCIALS" is defined in Section 7.4.

         "IMPERMISSIBLE QUALIFICATION" means, relative to the opinion or certification of the Independent Public Accountant as to any financial statement of the Borrower or any of its Subsidiaries, any qualification or exception to such opinion or certification:

                  (a) which is of a "going concern" or similar nature;

                  (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                  (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its Obligations under Section 8.2.4.

         "INCUR" means, with respect to any Indebtedness of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness on the balance sheet of such Person (and "INCURRENCE", "INCURRED", and "INCURRING" shall have meanings correlative to the foregoing).

         "INDEBTEDNESS" means, in relation to any Person as at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness of such Person for the deferred purchase price of Property or services (other than accounts or trade payables and accrued expenses incurred in the ordinary course of such Person's business and not overdue more than 90 days), (c) all indebtedness of such Person evidenced by notes, bonds, debentures or other similar Instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capitalized Lease Obligations of such Person,
(f) the face amount of all indebtedness of such Person, contingent of otherwise, as an account party under acceptance, letter of credit or similar facilities, (g) all indebtedness then due and owing of such Person to purchase, redeem, retire or otherwise acquire for value any Equity Interests of such Person, (h) all Contingent Obligations of such Person in respect of indebtedness of the kind referred to in clauses (a) through (g); (i) all indebtedness of the kind referred to in clauses (a) through (h) secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, and (j) all obligations of such Person in respect of Hedge Agreements. The amount of any indebtedness under clause (j) shall be the net amount, including any net termination payments that would be required to be paid to a counterparty on such date if a termination of the applicable Hedge Agreement were to occur on such date rather than the notional amount of the applicable Hedge Agreement. Anything in the foregoing sentence of this definition to the contrary notwithstanding, for purposes of this Agreement and the other Loan Documents, the term "INDEBTEDNESS", when used in relation to any Person, shall in no event include any indebtedness or contingent obligations of such Person in respect of any accounts or trade payables, accrued expenses or other indebtedness to trade creditors or employees incurred in the ordinary course of business and not overdue more than 90 days.

         "INDEMNIFIED LIABILITIES" is defined in Section 10.4.

         "INDEMNIFIED PARTY" is defined in Section 10.4.

         "INDEPENDENT PUBLIC ACCOUNTANT" means any one of the so-called "big-four" firms of certified public accountants or any other firm of certified public accountants of recognized standing selected by the Borrower and reasonably acceptable to the Bank.

         "INSTRUMENT" means any contract, agreement, indenture, mortgage or other document or writing (whether a formal agreement, letter or otherwise) under which any obligation is evidenced, assumed or undertaken, or any right to any Lien is granted or perfected.

         "INTEREST PERIOD" means, relative to any Eurodollar Loan, the period, selected in accordance with Section 4.4.1, for which such Eurodollar Loan bears interest at the Eurodollar Rate (Reserve Adjusted).

         "INVESTMENT" means, in relation to any Person:

                  (a) any loan, advance or other extension of credit made by such Person to any other Person;

                  (b) the creation of any Contingent Obligation of such Person to support any of the Indebtedness of any other Person; or

                  (c) any capital contribution by such Person to, or purchase of any Equity Interests or other Securities by such Person in, any other Person, or any other investment evidencing an ownership or similar interest of such Person in any other Person.

         "ISSUANCE REQUEST" means a request and certificate duly executed by the chief financial, accounting or executive Authorized Officer of the Borrower, in or substantially in the form of Exhibit G (with such changes thereto as may be agreed upon from time to time by the Bank and the Borrower).

         "L/C COMMITMENT AMOUNT" means $3,000,000.

         "LANDLORD LIEN WAIVER" means, with respect to any Real Estate Lease or (as the case may be) any warehouse contract to which the Borrower is a party, a Lien waiver from the lessor, landlord or (as the case may be) warehouse thereunder in form and substance reasonably satisfactory to the Bank.

         "LETTER OF CREDIT" is defined in Section 5.1.

         "LETTER OF CREDIT OUTSTANDINGS" means, at any time, an amount equal to the sum of (a) the then aggregate amount which is undrawn and available under all outstanding Letters of Credit; PLUS (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

         "LIEN" means any mortgage, security interest, pledge, encumbrance, lien (statutory, judgment or otherwise), or other security agreement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease involving substantially the same economic effect as any of the foregoing).

         "LINE OF BUSINESS" means the businesses presently conducted by the Borrower and shall in any event include (a) the businesses of establishing, operating and managing not-for-profit charter and public schools, and (b) businesses reasonably related, ancillary or complimentary thereto.

         "LOAN DOCUMENTS" means, collectively, this Agreement, the Note, the Collateral Documents, the Closing Date Certificate, and each other Instrument executed and delivered pursuant to or in connection with any thereof.

         "LOAN REQUEST" means a loan request and certificate duly executed and delivered to the Bank by the chief financial, accounting or executive Authorized Officer of the Borrower, in or substantially in the form of Exhibit F hereto, with such changes thereto as may be agreed upon from time to time by the Borrower and the Bank.

         "LOANS" is defined in Section 2.1.

         "MANAGEMENT AGREEMENTS" means, collectively, all management agreements, educational management service contracts and other similar Instruments to which the Borrower or any of its Subsidiaries shall from time to time be a party and pursuant to which the Borrower or any of its Subsidiaries shall establish, operate or manage one or more Schools.

         "MATERIALLY ADVERSE EFFECT" means, in relation to any event, occurrence or development of whatsoever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding):

                  (a) any Materially adverse effect on the business, Property, results of operations, condition, financial or otherwise, or prospects of the Borrower and its Subsidiaries, taken as a whole;

                  (b) any Materially adverse effect on the ability of the Borrower or any of its Subsidiaries to perform any of its payment or other material Obligations under any Loan Document to which it is a party; or

                  (c) a material impairment of the validity or enforceability of any Loan Document or any material impairment of the rights or remedies available to the Bank under any Loan Document.

         "NET PROCEEDS" means, with respect to any Sale of any Investment or other Property or any issue of Equity Interests or other Securities by any Person, all cash and other Property (including, without limitation, Instruments evidencing or securing Indebtedness and Equity Interests or other Securities) payable to or receivable by such Person from such Sale or issuance, net of (a) all income, sales, use, transfer or other taxes (state, federal or local) solely attributable to such Sale or issuance and reasonably estimated to be payable in cash by such Person for the taxable year in which such Sale or issuance occurred, and (b) all commissions and fees, costs and other expenses incurred in connection with such Sale or issuance.

         "NET REVENUES RECEIVABLE" means, in relation to the Borrower and its Subsidiaries as at any date, the aggregate amount of all of the cash revenues payable to or otherwise receivable by the Borrower or any of its Subsidiaries from any Governmental Authorities or any other Persons pursuant to Management Agreements by which the Borrower and any of its Subsidiaries is then bound, net (in each case) of all (if any) credits, rebates, offsets, holdbacks and other adjustments which will or could reasonably be expected to reduce the liabilities and obligations represented by such revenues receivable, all as determined as at such date on a consolidated basis and in accordance with GAAP.

         "NOTE" is defined in Section 3.2, and shall also mean and refer to all other promissory notes accepted from time to time in substitution therefor, replacement or renewal thereof or refunding thereof.

         "OBLIGATIONS" means, collectively, all of the Indebtedness and other obligations and liabilities existing on the date of this Agreement or arising from time to time thereafter, whether direct or indirect, joint or several, actual, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of the Borrower or any of its Subsidiaries to the Bank (a) in respect of any of the Loans or other Credit Extensions made or to be made to the Borrower by the Bank pursuant to this Agreement, or (b) under or in respect of this Agreement, the Note or any of the other Loan Documents.

         "PAID (OR PAYMENT) IN FULL" means paid (or payment) in full and in cash.

         "PARTNERSHIP SCHOOL" means any not-for-profit public school (other than any Charter School) managed, operated and administered by the Borrower or by any of its Subsidiaries pursuant to one or more Management Agreements to which the Borrower or any of its Subsidiaries is a party.

         "PERMITTED DISPOSITION" means:

                  (a) any Sale by the Borrower or any of its Subsidiaries of any of its inventory in the ordinary course of its business;

                  (b) any Sale by the Borrower or any of its Subsidiaries in the ordinary course of its business of its equipment or other tangible personal Property that is obsolete or no longer useful or necessary to its business;

                  (c) any Sale by the Borrower or any of its Subsidiaries in the ordinary course of its business, and in a manner consistent with its customary and usual cash management practices, of its Permitted Investments; and

                  (d) the creation or incurrence by the Borrower or any of its Subsidiaries of any Liens expressly permitted by Section 8.2.3.

         "PERMITTED EQUITY INTERESTS" means any Equity Interests of any Person on account of or with respect to which such Person has no obligation to (a) declare or pay any dividends or other distributions at any time on or prior to December 31, 2002, except dividends or other distributions to be paid in Permitted Equity Interests of such Person, (b) make any redemption, repurchase, retirement or acquisition, whether through a Subsidiary of such Person or otherwise, at any time on or prior to December 31, 2002, except (in any such case) with Permitted Equity Interests of such Person, (c) make any return of capital to the holder thereof at any time on or prior to December 31, 2002, except with Permitted Equity Interests of such Person, or (d) make any other distributions of any kind at any time on or prior to December 31, 2002, except distributions to be made in Permitted Equity Interests of such Person.

         "PERMITTED INDEBTEDNESS" means any of the following Indebtedness:

                  (a) Indebtedness of the Borrower or any of its Subsidiaries in respect of taxes, assessments, levies or other governmental charges, and Indebtedness of any such Person in respect of accounts payable or other Indebtedness to trade creditors incurred in the ordinary course of business or in respect of claims against it for labor, materials or supplies, to the extent (in each case) that the payment thereof shall not at the time be required to be made in accordance with the provisions of Section 8.1.4;

                  (b) Indebtedness of the Borrower or any of its Subsidiaries secured by Liens of carriers, warehousemen, mechanics, landlords, materialmen, laborers, suppliers and the like that constitute Permitted Liens under clause (a) or (d) of the definition thereof;

                  (c) Indebtedness of the Borrower or any of its Subsidiaries in respect of judgments or awards which have been in force for less than the applicable appeal period so long as (i) (in each case) such Person shall at the time in good faith be prosecuting an appeal or proceedings for review and execution thereof shall have been effectively stayed pending such appeal or review, and (ii) the aggregate principal amount of all such

         Indebtedness of the Borrower or any of its Subsidiaries outstanding at any time (determined on a consolidated basis in accordance with GAAP) does not exceed $1,000,000;

                  (d) Contractual Obligations of the Borrower or any of its Subsidiaries (other than Contractual Obligations constituting Indebtedness for borrowed money) under Instruments (including operating leases or subleases of real or personal Property, but in any event excluding any Instruments creating, governing or securing Indebtedness for borrowed money) entered into in the ordinary course of business of such Person, and Contingent Obligations of the Borrower or any of its Subsidiaries incurred in the ordinary course of business of such Person in respect of any of such Contractual Obligations;

                  (e) Indebtedness under or in respect of Contingent Obligations of the Borrower or any of its Subsidiaries in respect of letters of credit or bankers' acceptances or surety or other bonds issued in the ordinary course of business of such Person in connection with Liens that constitute Permitted Liens under clause (b) of the definition thereof;

                  (f) Indebtedness created or incurred by the Borrower or any of its Subsidiaries from time to time after the date hereof in connection with the acquisition, lease, construction or improvement by such Person from time to time after the date hereof and in the ordinary course of business of Property used or to be used in the ordinary course of business of the Borrower or any of its Subsidiaries; provided, however, that (i) any Liens on such Property securing any such Indebtedness of any such Person shall constitute Permitted Liens under clause (g) of the definition thereof, and (ii) the aggregate amount of all of the Indebtedness of the Borrower and its Subsidiaries (determined on a consolidated basis) described in this clause (f) and in clause (g) of the definition of the term "PERMITTED LIENS" shall not at any time exceed $53,500,000; and

                  (g) Indebtedness of the Borrower that (i) is existing on the date of this Agreement, and (ii) is specifically identified in Section
         7.7 of the Disclosure Schedule.

         "PERMITTED INVESTMENTS" means any of the following Investments by the Borrower or any of its Subsidiaries:

                  (a) Investments that (i) are owned or held by the Borrower or are outstanding or are in effect on the date of this Agreement, and
         (ii) are identified, unless immaterial and insubstantial, in Section
         7.20 of the Disclosure Schedule;

                  (b)      Investments in cash or in Cash Equivalents;

                  (c)      Investments in the form of accounts receivable;

                  (d) Investments in the form of advances or prepayments to suppliers or other vendors made in the ordinary course of business and in all material respects consistent with the Borrower's usual and customary business practices;

                  (e) Investments in the form of advances to directors, managers, officers or employees in the ordinary course of business and in all material respects consistent with the Borrower's usual and customary business practices for travel expenses, entertainment expenses, relocation expenses, drawing accounts or other similar business-related expenses;

                  (f) Investments by the Borrower or any of its Subsidiaries if and to the extent made in exchange for Permitted Equity Interests of the Borrower;

                  (g) Investments by the Borrower or any of its Subsidiaries made in the ordinary course of its business in Capital Assets; provided, however, that, prior to and after giving effect to each of such Investments, no Default or Event of Default shall be continuing; and

                  (h) other Investments by the Borrower or by any of its Subsidiaries made from time to time after the date hereof and not otherwise described in any of clauses (a) through (g) of this definition; provided, however, that the aggregate amount of all of such Investments so made from time to time after the date hereof by the Borrower or by any of its Subsidiaries shall not exceed $500,000, such aggregate amount to be determined on the basis of the cost of each of such Investments and determined before giving any effect to any write-offs or write-downs of any of such Investments or to any decreases or losses (whether partial or complete) in the Fair Market Value thereof.

         "PERMITTED LIENS" means any of the following Liens:

                  (a) Liens to secure taxes, assessments, levies or other governmental charges imposed upon the Borrower or any of its Subsidiaries, and Liens to secure claims against the Borrower or any of its Subsidiaries for labor, materials or supplies, to the extent (in each case) that the payment thereof shall not at the time be required to be made in accordance with the provisions of Section 8.l.4;

                  (b) deposits or pledges made by the Borrower or any of its Subsidiaries in the ordinary course of its business (i) in connection with, or to secure payment of, (A) workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or (B) liability to insurance carriers under insurance or self-insurance arrangements, (ii) to secure the performance of bids, tenders, statutory obligations, leases, contracts (other than contracts relating to borrowed money) or other obligations of like nature, or (iii) to secure surety, appeal, indemnity or performance bonds, in each case, in the ordinary course of the business of such Person, and, in each case, only to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 8.1.4;

                  (c) Liens in respect of judgments or awards against the Borrower or any of its Subsidiaries to the extent that such judgments or awards constitute Permitted Indebtedness under clause (c) of the definition thereof;

                  (d) Liens of carriers, warehousemen, mechanics, landlords, materialmen, laborers, suppliers and the like incurred in the ordinary course of the business of the

         Borrower or any of its Subsidiaries, in each case, for sums not overdue or being contested in good faith by appropriate proceedings, and for which appropriate reserves with respect thereto have been established and maintained on the consolidated books of the Borrower and its Subsidiaries in accordance with GAAP to the extent required by GAAP;

                  (e) easements, rights-of-way, zoning and other similar restrictions and covenants and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (f) Liens that (i) are in existence on the date of this Agreement, and (ii) secure Indebtedness of the Borrower that constitutes Permitted Indebtedness hereunder;

                  (g) Liens created or incurred by the Borrower or any of its Subsidiaries from time to time after the date hereof to secure the payment of the cost of Property acquired, leased, constructed or improved by such Person from time to time after the date hereof and in the ordinary course of business, and which Liens are created or incurred substantially contemporaneously with or within 360 days after the acquisition, lease, construction or improvement of the Property subject thereto (all Liens of the type described in this clause (g) being hereinafter called "PURCHASE MONEY LIENS"); provided, however, that:

                           (i) any Property subject to any such Purchase Money
                  Lien created or incurred by any such Person shall be used in the ordinary course of business of the Borrower or any of its Subsidiaries;

                           (ii) no such Purchase Money Lien on any such Property
                  shall extend to or cover any other Property of the Person creating such Lien or any Property of any other Person; and

                           (iii) the aggregate amount of all of the Indebtedness
                  of the Borrower and its Subsidiaries (determined on a consolidated basis) secured by all of such Purchase Money Liens described in this clause (g) and in clause (f) of the definition of the term "PERMITTED INDEBTEDNESS" shall not at any time exceed $53,500,000; and

                  (h) extensions, renewals and replacements of Liens described in clause (g) of this definition, provided that (A) each such extension, renewal or replacement Lien is limited to the Property covered by the Lien so extended, renewed or replaced, and (B) does not secure any Indebtedness other than Indebtedness that constitutes Permitted Indebtedness under clause (f) of the definition thereof.

         "PERMITTED SUBORDINATED DEBT" means any Indebtedness of the Borrower, all of the proceeds of which are used by the Borrower for working capital and other corporate purposes; provided, however, that, without the express prior written consent of the Bank in each case: (a) no portion of such Indebtedness shall mature or shall be mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or be redeemable at the option of the holder thereof, in whole or in part, on or prior to the Final Maturity Date; (b) the interest on such Indebtedness shall not be paid in cash prior to maturity and no sinking fund shall be required to be established for the payment of interest; (c) no part of such Indebtedness shall be secured by Liens on any Property of the Borrower or of any of its Subsidiaries; (d) no part of such Indebtedness shall be guaranteed by any of the Borrower's Subsidiaries; (e) all of such Indebtedness shall be subordinated, and made junior in right of payment, to all of the Obligations of the Borrower to the Bank under this Agreement, the Note and the other Loan Documents on terms and conditions reasonably satisfactory to the Bank, as evidenced by its prior written approval thereof; and (f) all of the other terms and conditions of such Indebtedness shall be reasonably satisfactory to the Bank, as evidenced by its prior written approval thereof.

         "PERSON" means any natural person, corporation, limited liability company, partnership, joint venture, association, Governmental Authority or any other entity, whether acting in an individual, fiduciary or other capacity.

         "PRIME RATE" means the greater of (a) the annual rate of interest announced from time to time by the Bank at its offices in San Jose, California, as its "prime rate", or (b) one-half of one percent (1/2%) above the Federal Funds Rate.

         "PRIME RATE LOAN" means any Loan which bears interest at a rate determined by reference to the Prime Rate.

         "PRIME RATE MARGIN" means, with respect to the principal amount of any Loans maintained as Prime Rate Loans, one and three-quarters percent (1-3/4%) per annum.

         "PROJECTED COLLECTION PERIOD" means, in relation to each fiscal month of the Borrower and its Subsidiaries ending on or after the date hereof, the period of three (3) consecutive fiscal months of the Borrower ending on the last day of the third fiscal month following such fiscal month.

         "PROJECTIONS" is defined in Section 7.5.

         "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

         "REAL ESTATE" means all real Property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

         "REAL ESTATE LEASE" means any lease, including any ground lease or space lease or any rental or occupancy agreement (in each case, whether written or oral, and whether express or implied), that relates to and governs or otherwise evidences the terms and conditions for the leasing or use of, or any leasehold or other similar interest in, any Real Estate, and pursuant to which the Borrower or any of its Subsidiaries shall lease any Real Estate, in each case, as lessee or sublessee thereof .

         "REAL ESTATE LEASE AGREEMENTS" means, in relation to any Real Estate Lease, all Instruments governing or evidencing such Real Estate Lease or otherwise executed and delivered in connection with such Real Estate Lease.

         "REFERENCE PERIOD" means each period of four (4) consecutive fiscal quarters of the Borrower and its Subsidiaries.

         "REIMBURSEMENT OBLIGATIONS" is defined in Section 5.5.

         "RELEASE" means a "release", as such term is defined in CERCLA.

         "RESTRICTED PAYMENTS" means, in relation to the Borrower and its
Subsidiaries:

                  (a) any payment, prepayment, distribution, loan, advance, Investment or Sale by the Borrower or any of its Subsidiaries which constitutes an Affiliate Transaction described in clause (a), (b), (c),
         (d), (e), (f) or (g) of the definition "AFFILIATE TRANSACTION"; and

                  (b) any declaration or payment by the Borrower or any of its Subsidiaries of any dividends or other distributions on account of, or any payment or other distribution by the Borrower or any of its Subsidiaries on account of the purchase, repurchase, redemption, retirement or other acquisition for value of, any Equity Interests or other Securities of the Borrower.

         "SALE" means any sale, conveyance, exchange, swap, trade, transfer or other disposition of any Property.

         "SCHEDULES" means, collectively, the Financial Covenant Schedule and the Disclosure Schedule.

         "SCHOOLS" means, collectively, the Charter Schools and the Partnership Schools.

         "SCHOOL FACILITIES" is defined in Section 8.2.5(b)(i).

         "SECURITIES" means any Capital Stock, Equity Interests, bonds, debentures, notes or other evidences of Indebtedness, secured or unsecured, convertible, subordinated or otherwise, or, in general, any Instruments commonly known as "securities".

         "SECURITY AGREEMENT" means the Security Agreement, in or substantially in the form of Exhibit B attached hereto, to be executed and delivered by the Borrower on or prior to the Closing Date in favor of the Bank.

         "SECURITY AGREEMENTS" means, collectively, the Security Agreement and each of the Trademark Security Agreements, Copyright Security Agreements and Agency Account Agreements entered into from time to time.

         "SECURITY INSTRUMENT" means any security agreement, chattel mortgage, assignment, financing or similar statement or notice, continuation statement, or other agreement or Instrument, or any amendment or supplement to any thereof, providing for, evidencing or perfecting any Lien.

         "STATED AMOUNT" of each Letter of Credit means the "Stated Amount" as defined therein or, if not defined therein, the face amount thereof.

         "STATED EXPIRY DATE" is defined in clause (B) of Section 5.1.

         "STUDENT ENROLLMENT" means, at any date, the aggregate number of students enrolled in any School for whom the Borrower or any of its Subsidiaries receives funding or derives revenue from any Governmental Authority or other Person pursuant to any Management Agreement; provided, however, that, for all purposes of this Agreement, the Student Enrollment of any School as at any date on which such School is not in session shall be equal to the Student Enrollment of such School on and as of the last preceding date on which such School was in session.

         "SUBORDINATED DEBT DOCUMENTS" means, collectively, all agreements or other Instruments governing or evidencing Permitted Subordinated Debt.

         "SUBSIDIARY" means, in relation to any Person (in this paragraph called the "PARENT") at any time, any corporation, limited liability company, partnership or other Person (a) of which shares of Capital Stock or other Equity Interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership or other Person, or representing a majority of the Equity Interests in such corporation, limited liability company, partnership or other Person, are at the time owned, controlled or held, directly or indirectly, by the parent, or
(b) the management of which is otherwise controlled, directly or indirectly, by the parent.

         "TARGET SCHOOL" is defined in Section 8.2.5(b)(i).

         "TAXES" is defined in Section 3.7.

         "TRADEMARK SECURITY AGREEMENT" means a Trademark Security Agreement, in or substantially in the form of Exhibit C attached hereto, to be executed and delivered by the Borrower in favor of the Bank pursuant to the Security Agreement.

         "TYPE" is defined in Section 4.1.

         "UNUSED COMMITMENT AMOUNT" means, for any period (of one or more days), the average daily amount for such period by which the Commitment Amount (as reduced by any permanent reduction pursuant to Section 2.2) on each day during such period exceeds the sum of (a) the aggregate principal amount of all Loans outstanding on each such day, PLUS (b) the aggregate amount of Letter of Credit Outstandings on each such day.

         "VOTING INTERESTS" means, in relation to any Person at any particular date, any Capital Stock or other Equity Interests of the class or classes having general voting power under ordinary circumstances to elect the board of directors, managers or trustees (or any other Persons performing similar functions) of such Person (irrespective of whether or not at the time Capital Stock or other Equity Interests of any other classes shall have or might have voting power by reason of the happening of any contingency).

         "YEAR 2000 COMPLIANT" is defined in Section 8.1.11.

         "YEAR 2000 PROBLEM" is defined in Section 7.22.

         SECTION 1.2. USE OF DEFINED TERMS.

         Terms for which meanings are provided in this Agreement shall, unless otherwise defined or the context otherwise requires, have such meanings when used in the Note, the Schedules and Exhibits, each of the other Loan Documents, and each notice or other communication delivered from time to time in connection with this Agreement or any Instrument executed pursuant hereto.

         SECTION 1.3. CROSS-REFERENCES.

         Unless otherwise specified, references in this Agreement or in any of the other Loan Documents to any Schedule, Exhibit, Article or Section are references to such Schedule, Exhibit, Article or Section of this Agreement or such other Loan Document, as the case may be, and unless otherwise specified, references in any Schedule, Exhibit, Article, Section or definition to any paragraph or clause are references to such paragraph or clause of such Schedule, Exhibit, Article, Section or definition.

         SECTION 1.4.  ACCOUNTING AND FINANCIAL DETERMINATIONS.

         (a) Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purposes of this Agreement and the other Loan Documents, such determination or calculation shall, to the extent applicable, be made in accordance with generally accepted accounting principles ("GAAP").

         (b) Anything in this Agreement or in any of the other Loan Documents express or implied to the contrary notwithstanding, until the Borrower acquires, creates or forms any Subsidiary, any reference (whether in any defined term, in Article VII, in Article VIII, in connection with any Compliance Certificate or otherwise) to the term "CONSOLIDATED" or "CONSOLIDATING" in relation to the Borrower and its Subsidiaries or in relation to any financial statements or other financial information of any kind (whether pro forma or otherwise) pertaining to the Borrower and its Subsidiaries shall instead be construed and treated for all purposes as a reference to the Borrower alone, and any covenant or other requirement in this Agreement, any Compliance Certificate or any other Loan Document that consolidated or consolidating financial statements or other financial information of any kind be furnished to the Bank in relation to the Borrower and its Subsidiaries shall instead be construed and treated for all purposes as a covenant and requirement that such financial statements or other financial information be furnished to the Bank in relation to the Borrower alone.

         SECTION 1.5. GENERAL PROVISIONS RELATING TO DEFINITIONS.

         Terms for which meanings are defined in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term "INCLUDING" means including, without limiting the generality of any description preceding such term. Each reference herein to any Person shall include a reference to such Person's successors and assigns. References to any Instrument defined in this Agreement refer to such Instrument as originally executed, or, if subsequently amended or supplemented from time to time, as so amended or supplemented and in effect at the relevant time of reference thereto.

                                   ARTICLE II

                                   COMMITMENT

         SECTION 2.1 COMMITMENT.

         Subject to the terms and conditions of this Agreement (including
Article VI) the Bank agrees that it will, from time to time on any Business Day occurring during the period commencing on the Closing Date and continuing to (but not including) the Commitment Termination Date, make loans ("LOANS") to the Borrower in the principal amount requested by the Borrower pursuant to Section 3.1; provided, however, that the Bank shall not be required to make any Loan if, after giving effect to the making of such Loan, the sum of (a) the aggregate principal amount of all Loans then outstanding, PLUS (b) the aggregate amount of Letter of Credit Outstandings, would exceed the lesser of the Commitment Amount and the Borrowing Base then in effect. Subject to the terms and conditions of this Agreement (including Article VI), the Bank agrees that it will, from time to time on any Business Day occurring during the period commencing on the date hereof and continuing up to (but not including) the Commitment Termination Date, issue or extend Letters of Credit for the account of the Borrower, all in accordance with the provisions of Article V. Subject always to the terms and conditions hereof, the Borrower may from time to time borrow, prepay and reborrow Loans pursuant to the Commitment.


         SECTION 2.2. COMMITMENT AMOUNTS.

         The aggregate principal amount ("Commitment Amount") of the Commitment of the Bank on any date on or prior to the Commitment Termination Date shall be $10,000,000. The Commitment shall in any event terminate in full and the Commitment Amount shall be reduced to zero on the Commitment Termination Date. The Commitment Amount from time to time in effect shall, at the option of the Borrower, be subject to permanent reduction in full or in part, automatically and without further action, by the aggregate principal amount of each voluntary permanent reduction of the Commitment Amount made by the Borrower from time to time after the date hereof; provided, however, that

                  (a) each such permanent reduction of the Commitment Amount shall require at least three (3) Business Days' prior notice to the Bank and shall be permanent, and any partial reduction of such amount shall be in a minimum amount of $200,000 or in an integral multiple of $50,000 in excess thereof; and

                  (b) no such permanent reduction of the Commitment Amount may be made by the Borrower if, after giving effect to such reduction, the Commitment Amount would be reduced to an amount which is less than the sum of (i) the aggregate principal amount of all Loans then outstanding at such time, PLUS (ii) the aggregate amount of Letter of Credit Outstandings at such time.

         SECTION 2.3. THE BORROWING BASE.

        The Borrowing Base shall be determined monthly by the Bank by reference to the Borrowing Base Report delivered to the Bank pursuant to Section 6.2.4 or
Section 8.1.1(c)(iii) (as the case may be), and by reference to such other information (written or otherwise) as shall from time to time be available to the Bank.

                                   ARTICLE III

                                 LOANS AND NOTES

         SECTION 3.1. BORROWING PROCEDURES.

         By delivering to the Bank a Loan Request on or before 11:00 a.m., San Jose, California time, the Borrower may from time to time request, on not less than one (1) nor more than five (5) Business Days' notice for Prime Rate Loans (or not less than four (4) nor more than seven (7) Business Days' notice for Eurodollar Loans), that a Loan be made by the Bank in a minimum aggregate principal amount of $200,000, or any integral multiple of $50,000 in excess thereof, on the Drawdown Date (which must be a Business Day) specified in such Loan Request. The proceeds of each Loan shall be made available by the Bank to the Borrower on the Drawdown Date specified in the Loan Request by wire transferring such funds in such amount or causing such funds in such amount to be wire transferred to such account of the Borrower, or to such designees of the Borrower, as shall be designated by the Borrower to the Bank in the Loan Request therefor. Each request for Loans made pursuant to this Section 3.1 shall constitute the representation and warranty of the Borrower made to the Bank that all of the applicable conditions contained in Article VI shall, after giving effect to such Loans, have been satisfied by the Borrower, and the making available of such Loans to the Borrower shall be subject to the satisfaction by the Borrower of the applicable conditions of Article VI.

         SECTION 3.2. NOTE.

         All Loans made by the Bank shall be evidenced by a single promissory note of the

Borrower, dated on or prior to the Closing Date, and in or substantially in the form of Exhibit A attached hereto (as amended, endorsed, replaced or otherwise modified from time to time, the "NOTE"), payable to the order of the Bank in a face amount equal to the Commitment Amount in effect on the Effective Date.

         SECTION 3.3. PRINCIPAL PAYMENTS.

         Repayments and prepayments of principal of the Loans shall be made as follows in accordance with this Section 3.3:

         SECTION 3.3.1. REPAYMENTS.

         The Borrower absolutely and unconditionally promises to pay in full, on the Final Maturity Date, all of the principal of the Loans remaining unpaid on the Final Maturity Date. All of the other Obligations evidenced by the Note shall, if not sooner paid, be in any event due and payable in full on the Final Maturity Date.

         SECTION 3.3.2.  LOAN PREPAYMENTS AND REPAYMENTS.

                  (a)      The Borrower:

                           (i) VOLUNTARY PREPAYMENTS. May, from time to time on
                  any Business Day (without premium or penalty, except as may be required by Section 4.8), make a voluntary prepayment, in whole or in part, of the then aggregate outstanding principal amount of the Loans; provided, however, that

                                    (A) all such voluntary prepayments shall
                           require at least one (1) and no more than five (5) Business Days' prior notice as to prepayments of Prime Rate Loans, and at least three (3) and no more than five (5) Business Days' prior notice as to prepayments of Eurodollar Loans, in each case, to the Bank; and

                                    (B) all such voluntary prepayments in part
                           shall be in a minimum aggregate principal amount of $200,000 or in any integral multiple of $50,000 in excess thereof;

                           (ii) CERTAIN MANDATORY REPAYMENTS. Shall, on each
                  Business Day when the sum of (A) the then outstanding principal amount of the Loans, PLUS (B) the aggregate amount of the Letter of Credit Outstandings, exceeds the LESSER of
                  (Y) the Commitment Amount, or (Z) the Borrowing Base then in effect, pay to the Bank principal of the Loans equal to such excess for application to principal of such Loans then outstanding; and

                           (iii) ANNUAL CLEAN-UP. Shall, during each calendar
                  year (beginning with calendar year 2000) ensure that, for a period of not less than thirty (30) consecutive calendar days during such calendar year, no principal of the Loans shall remain outstanding, and the Borrower shall pay to the Bank principal of the Loans in such amounts and at such times as shall be necessary to ensure compliance with the Borrower's Obligations under this clause
                  (iii).

                  (b) Each repayment or prepayment of the Loans made pursuant to clause (a) of this Section 3.3.2 shall be without premium or penalty, except as may be required by Section 4.8. Subject always to the terms and conditions hereof, on or prior to (but not after) the Commitment Termination Date the Borrower shall be entitled to reborrow all or any part of the principal of the Loans which shall be repaid or prepaid. Voluntary prepayments of any Eurodollar Loans pursuant to subclause (i) of Section 3.3.2(a) shall only be made at the end of the Interest Periods applicable thereto, unless all losses and expenses referred to in Section 4.8 (if any) shall be paid by the Borrower to the Bank concurrently with such prepayments.

                  (c) Any partial payment of the Obligations of the Borrower under or in respect of the Note shall be applied: (i) first, to the payment of all of the interest due and payable on principal of the Note at the time of such partial payment; (ii) then, to the payment of all (if any) other amounts (except principal) due and payable under the Note at such time; and (iii) finally, to the payment of the principal of the Note due and payable at such time in accordance with paragraph
         (a) or paragraph (b) of this Section 3.3.2.

         SECTION 3.4. INTEREST PAYMENTS.

         The Borrower shall make payments of interest in accordance with this
Section 3.4 as follows:

         SECTION 3.4.1. INTEREST RATES.

         The Borrower hereby absolutely and unconditionally promises to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full (excluding the date of payment), as follows:

                  (a) on any portion of each Loan that constitutes a Prime Rate Loan, at a rate per annum equal to the sum of the Prime Rate from time to time in effect, PLUS the Prime Rate Margin; and

                  (b) on any portion of each Loan that constitutes a Eurodollar Loan, at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) applicable to each Interest Period for such Eurodollar Loan, PLUS the Eurodollar Rate Margin;

provided, however, that in no event shall the rate of interest on any Loan exceed the maximum rate permitted by Applicable Law.

         SECTION 3.4.2. INTEREST DURING CONTINUATION OF EVENTS OF DEFAULT; ETC.

         The Borrower shall pay interest,

                  (a) during the continuation of any Event of Default, on the unpaid principal amount of each Loan, from the date on which such Event of Default shall have first occurred to the date on which such principal shall be paid to the Bank (whether before or after judgment), at a rate per annum that is at all times equal to the sum of the Prime Rate from time to time in effect, PLUS the Prime Rate Margin, PLUS four percent (4%); and

                  (b) to the maximum extent permitted by Applicable Law, on any overdue interest, fees or other sums (other than principal) owing to the Bank under this Agreement or the other Loan Documents, from and including the third day after such overdue amount shall have first become due and payable to the date on which such amount shall be paid to the Bank (whether before or after judgment), at a rate per annum that is at all times equal to the sum of the Prime Rate from time to time in effect, PLUS the Prime Rate Margin, PLUS four percent (4%).

         SECTION 3.4.3. PAYMENT DATES.

         Interest accrued on each Loan shall be payable, without duplication:

                  (a) on the Final Maturity Date;

                  (b) with respect to the outstanding principal amount of each Prime Rate Loan, on the first day of each month;

                  (c) with respect to the outstanding principal amount of all Eurodollar Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three (3) months, on the last day of each consecutive three-month period occurring during such Interest Period);

                  (d) with respect to that portion of the outstanding principal amount of Loans converted into Prime Rate Loans or Eurodollar Loans on a day when interest would not otherwise have been payable pursuant to clause (b) or (c), the date of such conversion;

                  (e) with respect to any portion of any Loans prepaid pursuant to Section 3.3.2, on the date of such prepayment; and

                  (f) with respect to any interest accrued pursuant to Section
         3.4.2 on principal of the Loans, and, to the maximum extent permitted by Applicable Law, on any overdue interest, fees or other sums, upon demand and, in any event, on the last Business Day of each month.

         SECTION 3.5.  FEES.

         SECTION 3.5.1. CLOSING FEE.

         The Bank has previously received from the Borrower the sum of $30,000, representing one-fifth (1/5th) of the non-refundable closing fee of $150,000 ("Closing Fee") payable by the Borrower hereunder. The Borrower shall pay to the Bank on the Effective Date the $120,000 balance of the non-refundable Closing Fee.

         SECTION 3.5.2. COMMITMENT FEES.

         The Borrower shall pay to the Bank commitment fees ("Commitment Fees") on the unused Commitment Amount from time to time in effect during the period commencing on the date hereof and ending on the Final Maturity Date. The Commitment Fees shall be payable by the Borrower to the Bank for each calendar month ending after the date hereof, and (a) shall be computed on the Unused Commitment Amount in effect on each day during each calendar month at the annual rate equal to 0.50%, and (b) shall be payable in arrears on the first day of each calendar month, beginning December 1, 1999, and on the Commitment Termination Date.

         SECTION 3.6.  MAKING OF PAYMENTS; COMPUTATIONS; ETC.

         SECTION 3.6.1. MAKING OF PAYMENTS.

         All payments of principal of and interest on the Note, and all payments of Fees and other sums payable under the Loan Documents, shall be made by the Borrower to the Bank in immediately available funds at its Domestic Office not later than 1:00 p.m., San Jose, California time, on the date due, and funds received after that hour shall be deemed to have been received by the Bank on the next following Business Day.

         SECTION 3.6.2. SETOFF.

         The Borrower agrees with the Bank that, regardless of the adequacy of any Collateral, the Bank shall continue to have all rights of set-off and bankers' liens provided by Applicable Law, and, in addition thereto, the Borrower further agrees that, so long as any Event of Default shall be continuing, the Bank may, regardless of the adequacy of any Collateral, apply to the payment of the Obligations any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter deposited with or held by the Bank.

         SECTION 3.6.3. DUE DATE EXTENSION.

         If any payment of principal of or interest on the Note, or any payment of any Fees or other sums payable under any of the Loan Documents, falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day (unless, in the case of interest due on the principal amount of any Eurodollar Loan, such next following Business Day is the first day of a calendar month, in which case such due date shall be the immediately preceding Business Day), and additional interest and Fees shall accrue and be payable for the period of such extension.

         SECTION 3.6.4. NOTICES OF CHANGES IN PRIME RATE; NOTICE OF EURODOLLAR RATES.

         Changes in the rate of interest on any Prime Rate Loans shall take effect simultaneously with each change in the Prime Rate. The Bank shall, upon request of the Borrower from time to time, give notice of changes in the Prime Rate. The applicable Eurodollar Rate for each Interest Period shall be determined by the Bank, and notice thereof shall, upon request of the Borrower from time to time, be given by the Bank to the Borrower. Each determination of the Prime Rate and the applicable Eurodollar Rate by the Bank shall be conclusive and binding upon the parties hereto, in the absence of manifest error. The Bank shall, upon written request of the Borrower from time to time, deliver to the Borrower a statement showing in reasonable detail the computations used by the Bank in determining any applicable Eurodollar Rate hereunder.

         SECTION 3.6.5. COMPUTATIONS.

         Interest and Commitment Fees shall be computed based on the actual number of days elapsed and a year of 360 days.

         SECTION 3.6.6. RECORDKEEPING.

         The Bank shall record in its records, or at its option on the grid attached to the Note, the date and amount of each of the Loans made by the Bank and each repayment and prepayment thereof, and in the case of each Eurodollar Loan, the principal amount thereof and the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on the Note. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of the Borrower hereunder or under the Note to repay the principal amount of the Loans evidenced by the Note together with all interest accruing thereon in accordance with the terms hereof.

         SECTION 3.7. TAXES.

         All payments of principal of and interest on the Note and of all Fees and other sums payable hereunder or under any of the other Loan Documents shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes or other taxes, fees, duties, withholdings or charges of any nature whatsoever imposed by any Governmental Authority, but excluding franchise taxes imposed on the Bank and taxes imposed on the Bank measured by its net income or receipts (all non-excluded items being called "TAXES"). If any withholding or deduction from any such payment to be made hereunder or under any of the other Loan Documents is required in respect of any Taxes pursuant to any Applicable Law, then the Borrower will pay to the Bank such additional amounts as are necessary to ensure that the net amount actually received by the Bank will equal the full amount the Bank would have received had no such withholding or deduction been required. If the Borrower fails to pay any Taxes when due to the appropriate Governmental Authority or fails to remit to the Bank when due any payments required by this Section 3.7 or any required receipts or other required documentary evidence, the Borrower shall indemnify the Bank for any incremental Taxes, interest or penalties that may become payable by the Bank as a result of any such failure and shall promptly pay to the Bank any amounts not paid when due to the Bank as required by this
Section 3.7.

         SECTION 3.8. USE OF PROCEEDS.

         The Borrower covenants and agrees with the Bank that the entire proceeds of all Loans made pursuant hereto will be used and applied by the Borrower for working capital and other general corporate purposes not otherwise prohibited by this Agreement.

         SECTION 3.9. NO WITHHOLDING.

         The Borrower absolutely, unconditionally and irrevocably agrees with the Bank that each payment of principal, interest, Fees or other sums which shall become due and payable to the Bank under this Agreement, the Note or any of the other Loan Documents shall be made by the Borrower to the Bank without any set-off or counterclaim whatsoever and free and clear of and without any deductions or withholdings of any kind.

         SECTION 3.10.  COLLATERAL SECURITY.

         (a) As security for the payment of all of the Obligations, the Borrower shall grant or cause to be granted to the Bank, for the benefit of the Bank, a Lien on and security interest in and to all of the following, whether now or hereafter owned, existing, created, arising or acquired: (i) all of the Equity Interests in its Subsidiaries or in any other Person now or hereafter owned or otherwise acquired by the Borrower or any of its Subsidiaries, and all income and proceeds thereof; and (ii) all of the tangible or intangible personal Properties of the Borrower and of each of its Subsidiaries (other than Excluded Equipment), and all income, proceeds and products thereof. If, in order to secure financing provided to the Borrower after the date hereof, the Borrower shall not have granted a first-priority Lien on the Real Estate located at 706
W. 42nd Street, Kansas City, Missouri, by February 28, 2000, then the Borrower shall, by March 31, 2000, grant to the Bank a first-priority Lien on such Real Estate pursuant to mortgage or other Instruments reasonably satisfactory in form and substance to the Bank

         (b) Concurrently with the consummation of any acquisition, organization, creation or formation of any new Subsidiary of the Borrower, the Borrower will:

                   (i) execute and deliver to the Bank a pledge agreement, in form and substance satisfactory to the Bank, pledging all of the Borrower's Equity Interests in such new subsidiary; and;

                   (ii) (A) deliver or cause to be delivered to the Bank in pledge all of the certificates representing such Equity Interests, and
          (B) cause such new Subsidiary to execute and deliver to the Bank (1) a guarantee agreement and a security agreement in form and substance satisfactory to the Bank upon the terms of which such Subsidiary shall guarantee the payment and performance in full of all of the Obligations and grant to the Bank a Lien on and security interest in and to all of its tangible or intangible personal Properties (other than Excluded Equipment), and (2) such Uniform Commercial Code financing statements and other Security Instruments as shall be required to perfect the security interests and Liens of the Bank in the collateral being pledged and assigned by such new Subsidiary pursuant to such security agreement; and

                   (iii) in each such case, comply with all of the applicable provisions of Section 8.1.9 and provide all such other documentation, including, without limitation, one or more opinions of counsel reasonably satisfactory to the Bank, Governing Documents, and resolutions, as in the reasonable opinion of the Bank shall be necessary or advisable in connection with such acquisition or formation of such new Subsidiary.

         (c) From time to time after the date hereof, upon and in accordance with the reasonable request of the Bank, and at the cost and expense of the Borrower, promptly create or cause to be created in favor of the Bank, as security for the payment and performance of all of the

Obligations, perfected Liens (subject only to such other Liens as shall be expressly permitted by this Agreement or by any of the other Loan Documents) with respect to all (if any) of the personal Property of the Borrower or any of its Subsidiaries (whether tangible or intangible) which is not then subject to perfected Liens in favor of the Bank (subject only to such other Liens as shall be expressly permitted by this Agreement or by any of the other Loan Documents), all such Liens to be created under Security Instruments in form and substance reasonably satisfactory to the Bank; deliver or cause to be delivered to the Bank all such Instruments (including legal opinions, Lien search results and releases and termination statements) as the Bank shall reasonably request to evidence satisfaction of the Obligations created by this Section 3.10(c); and promptly provide such evidence as the Bank shall from time to time reasonably request as to the perfection and priority of such Liens and any other Liens created pursuant to any of the Collateral Documents; provided, however, that nothing in this paragraph (c) shall be construed so as to require the Borrower or any of its Subsidiaries to create perfected Liens in and to any Excluded Equipment or any copyrights which have not been registered with the United States Copyright Office.

                                   ARTICLE IV

                                 FUNDING OPTIONS

         SECTION 4.1. PRICING OF EACH LOAN.

         The outstanding principal amount of each Loan made by the Bank may be allocated among different types (as hereinafter defined) of Loans selected by the Borrower from time to time in accordance with Sections 3.1, 4.2 and 4.3. Each Loan shall be either a Prime Rate Loan or a Eurodollar Loan (each a "TYPE" of Loan), as the Borrower shall specify in the initial notice of borrowing delivered by the Borrower pursuant to Section 3.1, or in any Continuation/Conversion Notice delivered by the Borrower pursuant to Section 4.2 or 4.3. All Prime Rate Loans, and all Eurodollar Loans having the same Interest Period, may sometimes be referred to as a "GROUP" of Loans.

         SECTION 4.2. CONVERSION PROCEDURES.

         Subject to the provisions of Section 4.4, the Borrower may convert all or any part of any outstanding Group of Loans into a Group of Loans of a different type by delivering a Continuation/Conversion Notice to the Bank not later than (a) in the case of conversion into a Prime Rate Loan, 1:00 p.m., San Jose, California time, on the proposed date of such conversion, and (b) in the case of a conversion into a Eurodollar Loan, 1:00 p.m., San Jose, California time, at least four (4) Business Days prior to the proposed date of such conversion. Each such notice shall be irrevocable upon receipt by the Bank and shall specify the date and amount of such conversion, the Group of Loans (or portion thereof) to be so converted, the type of Loan to be converted into and, in the case of a conversion into a Eurodollar Loan, the initial Interest Period therefor; provided, however, that no Eurodollar Loan shall be converted on any day other than the last day of its Interest Period. Subject to the provisions of this Section 4.2 and Section 4.4, each Loan shall be so converted on the requested date of conversion.

         SECTION 4.3. CONTINUATION PROCEDURES.

         Subject to the provisions of Section 4.4, the Borrower may continue all or any part of any outstanding Group of Eurodollar Loans for an additional Interest Period commencing upon the conclusion of the Interest Period then in effect for such Group of Eurodollar Loans, by delivering a Continuation/Conversion Notice to the Bank not later than 1:00 p.m., San Jose, California time, at least four (4) Business Days prior to the end of such then-current Interest Period. Each such notice shall be irrevocable upon receipt by the Bank and shall specify the amount to be so continued, the date of such continuation and the Interest Period therefor that is to commence upon the termination of the then-current Interest Period.

         SECTION 4.4. LIMITATIONS ON INTEREST PERIODS AND CONTINUATION AND CONVERSION ELECTIONS.

         The Borrower's rights under Sections 3.1, 4.2 and 4.3 shall be subject to the following limitations:

         SECTION 4.4.1. INTEREST PERIODS.

         Each Interest Period for a Eurodollar Loan shall commence on the date the Loan is made, if applicable, or on the date such Loan is converted from a Prime Rate Loan, or, in the case of a continuation, on the expiration of the immediately preceding Interest Period for such Eurodollar Loan, and shall end on the date which is one, two, three or six months thereafter, as the Borrower may specify in the related notice of borrowing pursuant to Section 3.1, or in any Continuation/Conversion Notice pursuant to Section 4.2 or 4.3; provided, however, that: (a) each Interest Period for a Eurodollar Loan that would otherwise end on a day which is not a Business Day shall end on the immediately succeeding Business Day (unless such immediately succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day); (b) the Borrower may not select any Interest Period for any principal of any Loan which would end after the Final Maturity Date; and (c) absent the timely selection of a new Interest Period for a then outstanding Eurodollar Loan, or any part thereof, such Eurodollar Loan or such part, as the case may be, shall, immediately upon the expiration of such Interest Period, automatically and without further action, be converted into a Prime Rate Loan.

         SECTION 4.4.2. CONDITIONS PRECEDENT.

         No portion of the outstanding principal amount of any Loan may be continued as, or converted into, one or more Eurodollar Loans if, on or as of the requested date of continuation or conversion, as the case may be, any Default shall have occurred and shall be continuing.

         SECTION 4.4.3.  OTHER LIMITATIONS.

         At all times:

                  (a) the aggregate principal amount of each Group of Eurodollar Loans shall be in a minimum amount of $500,000 or in an integral multiple of $50,000 in excess thereof; and

                  (b) the total number of Eurodollar Loans in effect at any time shall not exceed six (6).

         SECTION 4.5.  INCREASED COSTS.

                  (a) If, after the date hereof, the adoption of any Applicable Law, or any change therein or in any existing Applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the Bank (or the Eurodollar Office of the Bank) with any request or directive (whether or not having the force of law) of such Governmental Authority:

                           (i) shall subject the Bank (or the Eurodollar Office
                  of the Bank) to any tax, duty or other charge with respect to the Eurodollar Loans, the Note or the Bank's obligation to make Eurodollar Loans available, or shall change the basis of taxation of payments to the Bank of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans available (except for taxes covered by Section 3.7 and except for changes in the rate of tax on the overall net income of the Bank or its Eurodollar Office imposed by the jurisdiction in which the Bank's Eurodollar Office is located); or

                           (ii) shall impose, modify or deem applicable any
                  reserve (including, without limitation, any reserve imposed by the F.R.S. Board), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank (or the Eurodollar Office of the Bank) (which is not otherwise reflected in the definition of the term "EURODOLLAR RATE (RESERVE ADJUSTED)"; or

                           (iii) shall impose on the Bank (or its Eurodollar
                  Office) any other condition affecting its Eurodollar Loans, its Note or the Bank's obligation to make Eurodollar Loans available;

         and the result of any of the foregoing is to increase the cost to the Bank (or the Eurodollar Office of the Bank) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by the Bank (or its Eurodollar Office) under this Agreement or under its Note with respect thereto, then upon demand by the Bank, the Borrower shall pay directly to the Bank such additional amount as will compensate the Bank for such increased cost or such reduction.

                  (b) If the Bank shall reasonably determine that the adoption of any Applicable Law regarding capital adequacy, or any change therein or in any existing Applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the Bank (or its Eurodollar Office) or any Person controlling the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, in each case, after the date hereof, has or would have the effect of reducing the rate of return on the Bank's or such controlling Person's capital as a consequence of the Bank's obligations hereunder (including, without limitation, the Commitment) to a level below that which the Bank or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration the Bank's or such controlling Person's policies with respect to capital adequacy) by an amount deemed by the Bank or such controlling Person to be material, then the Bank shall promptly after its determination of such occurrence give written notice thereof to the Borrower. The Borrower shall within thirty (30) days after the day on which the Borrower shall receive such notice pay such additional amounts which will, in the Bank's reasonable determination, compensate the Bank or such controlling person for such reduction. In determining such amount, the Bank may use any reasonable methods of averaging, allocating or attributing such reductions among its customers.

         SECTION 4.6. INTEREST RATE INADEQUATE OR UNFAIR.

         If with respect to any Interest Period:

                  (a) the Bank reasonably determines (which determination shall be binding and conclusive on the Borrower) that, by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the applicable Eurodollar Rate; or

                  (b) the Bank reasonably determines that the Eurodollar Rate (Reserve Adjusted) will not adequately and fairly reflect the cost to the Bank of maintaining or funding Eurodollar Loans for such Interest Period, or that the maintaining or funding of Eurodollar Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the reasonable opinion of the Bank materially adversely affects Eurodollar Loans;

then the Bank shall promptly notify the Borrower in writing, and so long as such circumstances shall continue, (i) the Bank shall thereafter have no obligation to fund or make available Eurodollar Loans, and (ii) on the last day of the current Interest Period for any Eurodollar Loan, such Eurodollar Loan shall, unless then repaid in full, automatically convert to a Prime Rate Loan.

         SECTION 4.7. CHANGES IN LAW RENDERING EURODOLLAR LOANS UNLAWFUL.

         In the event that the adoption of any Applicable Law, or any change therein or in any existing Applicable Law or any change in the interpretation thereof by any Governmental Authority charged with the interpretation or administration thereof, in each case after the date hereof, shall make it unlawful for the Bank to maintain or fund Eurodollar Loans, then the Bank shall promptly notify the Borrower in writing, and, so long as such circumstances shall continue, (a) the Bank shall thereafter have no obligation to fund or make available Eurodollar Loans, and (b) on the last day of the current Interest Period for any Eurodollar Loan (or, in any event, on such earlier date as may be required by the relevant Applicable Law), such Eurodollar Loan shall, unless then repaid in full, automatically convert to a Prime Rate Loan.

         SECTION 4.8. FUNDING LOSSES.

         The Borrower hereby agrees that, upon demand by the Bank, the Borrower will indemnify the Bank against any net loss or expense which the Bank shall sustain or incur (including, without limitation, any net loss or expense reasonably incurred by reason of the liquidation or employment of deposits or other funds acquired by the Bank to maintain or fund any Eurodollar Loan), as reasonably determined by the Bank, as a result of (a) any payment, repayment, prepayment or conversion of any Eurodollar Loan of the Bank on a date other than the last day of an Interest Period for such Eurodollar Loan (including any conversion pursuant to Section 4.7) or (b) any failure of the Borrower to borrow, continue or convert any Loan on a date specified therefor in a notice of borrowing pursuant to Section 3.1 or in any Continuation/Conversion Notice pursuant to Section 4.2 or 4.3.

         SECTION 4.9. DISCRETION OF BANK AS TO MANNER OF FUNDING.

         Notwithstanding any provision of this Agreement to the contrary, the Bank shall be entitled to maintain and fund all or any part of any of the Loans in any manner it sees fit, it being understood, however, that for purposes of this Agreement all determinations hereunder (including determinations of any net loss or expense under Section 4.8) shall be made as if the Bank had actually funded and maintained each Eurodollar Loan during each Interest Period for such Eurodollar Loan through the purchase of a deposit on the first day of such Interest Period having a principal amount equal to the principal amount of such Eurodollar Loan, having a maturity corresponding to such Interest Period, and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

         SECTION 4.10. CONCLUSIVENESS OF STATEMENTS; SURVIVAL OF PROVISIONS.

         Demands made by the Bank to the Borrower under Section 4.5, 4.6, 4.7 or
4.8 shall be accompanied by a statement setting forth in reasonable detail the basis for the calculations of the amounts being claimed. Such statements, and all other determinations and statements of the Bank pursuant to Section 4.5, 4.6, 4.7 or 4.8, shall be conclusive absent manifest error. It is understood and agreed that, for purposes of calculating any net losses or expenses of the kind described in Section 4.8, and for purposes of calculating other amounts claimed under Section 4.5, 4.6, 4.7 or 4.8, the Bank may use reasonable averaging and attribution methods in determining compensation, reimbursement or indemnification under Section 4.5, 4.6, 4.7 or 4.8, and the provisions of such Sections shall survive repayment or prepayment of any of the Loans, cancellation of the Note and any termination of this Agreement.

                                    ARTICLE V

                                LETTERS OF CREDIT

         SECTION 5.1. REQUESTS FOR LETTERS OF CREDIT.

         The Borrower may request, by delivering to the Bank an Issuance Request on or before 11:00 a.m., San Jose, California time, at any time and from time to time prior to the Commitment Termination Date and on not less than four (4) nor more than seven (7) Business Days' notice, that the Bank issue, for the account of the Borrower, an irrevocable documentary or standby letter of credit in such form as may be requested by the Borrower and approved by the Bank

(each a "LETTER OF CREDIT"), in support of financial obligations of the Borrower incurred in the ordinary course of its business and which are described in such Issuance Request; provided, however, that immediately after giving effect to such request (a) the sum of (i) the Letter of Credit Outstandings, PLUS (ii) the aggregate principal amount of all Loans outstanding, shall not exceed the LESSER of (A) the Commitment Amount then in effect, and (B) the Borrowing Base then in effect, and (b) the Letter of Credit Outstandings shall not exceed the L/C Commitment Amount then in effect. Each Letter of Credit shall by its terms:

                  (1) be issued in a Stated Amount which is at least $20,000 and an integral multiple of $1,000 in excess thereof;

                  (2) be stated to expire on a date (its "STATED EXPIRY DATE") that is no later than the earlier of one (1) year from its date of issuance or the Commitment Termination Date; and

                  (3)      on or prior to its Stated Expiry Date

                           (a) terminate immediately upon notice to the Bank
                  from the beneficiary thereunder that all obligations covered thereby have been terminated, paid or otherwise satisfied in full,

                           (b) reduce in part immediately and to the extent the
                  beneficiary thereunder has notified the Bank that the obligations covered thereby have been paid or otherwise satisfied in part, or

                           (c) terminate not more than thirty (30) days after
                  notice to the beneficiary thereunder from the Bank that any Default has occurred and is continuing.

         By delivery to the Bank of an Issuance Request at least four (4) but not more than seven (7) Business Days prior to the Stated Expiry Date of any Letter of Credit, the Borrower may request the Bank to extend the Stated Expiry Date of such Letter of Credit for an additional period not to exceed the earlier of one (1) year from its date of extension or the Commitment Termination Date.

         SECTION 5.2. ISSUANCES AND EXTENSIONS.

         Subject to the terms and conditions of this Agreement (including
Article VI), the Bank shall issue Letters of Credit and extend the Stated Expiry Dates of outstanding Letters of Credit for additional periods of the shorter of
(a) one (1) year, or (b) the Commitment Termination Date, in accordance with the Issuance Requests made therefor. The Bank will make available the original of each Letter of Credit which it issues in accordance with the Issuance Request therefor to the beneficiary thereof and will notify the beneficiary under any Letter of Credit issued by it of any extension of the Stated Expiry Date thereof.

         SECTION 5.3. FEES AND EXPENSES.

         The Borrower agrees to pay to the Bank: (a) for the account of the Bank, with respect to each Letter of Credit, a letter of credit fee of equal to two percent (2.0%) of the Stated Amount of such Letter of Credit, which fee shall be payable by the Borrower on the date of issuance and on each date of renewal or extension (if any) thereof; and (b) for the account of the Bank, all such other reasonable fees and other administrative expenses customarily charged by the Bank in connection with the issuance, maintenance, modification (if any) and administration of each applicable Letter of Credit upon demand by the Bank from time to time.

         SECTION 5.4. DISBURSEMENTS.

         The Bank will notify the Borrower promptly of the presentment for payment of any Letter of Credit issued by it, together with notice of the date (the "DISBURSEMENT DATE") such payment shall be made. Subject to the terms and provisions of such Letter of Credit, the Bank shall make such payment to the beneficiary (or its designee) of such Letter of Credit (a "DISBURSEMENT"). Prior to 1:00 p.m., San Jose, California time, on the Disbursement Date, the Borrower will reimburse the Bank for all amounts which the Bank has disbursed under such Letter of Credit issued by it. To the extent the Bank is not reimbursed in full in accordance with the third sentence of this Section 5.4, the Reimbursement Obligations in respect of a Letter of Credit shall accrue interest at a fluctuating rate determined by reference to the Prime Rate, PLUS the Prime Rate Margin applicable to the Loans, PLUS four percent (4%), payable on demand. In the event the Bank is not reimbursed by the Borrower on the Disbursement Date, or if the Bank must for any reason return or disgorge such reimbursement, the Bank shall, subject to the satisfaction of all conditions contained in Article VI, fund the Reimbursement Obligations therefor by making Loans which are Prime Rate Loans as provided in Section 3.1 (the Borrower being deemed to have given a timely Loan Request therefor for such amount); provided, however, that, for the purposes of funding the Reimbursement Obligations by making Prime Rate Loans pursuant to this sentence of Section 5.4, in order to determine the Letter of Credit Outstandings immediately prior to giving effect to the application of the proceeds of such Loans, such Reimbursement Obligations shall be deemed not to be outstanding at such time.

         SECTION 5.5. REIMBURSEMENT.

         The Borrower's Obligations under Section 5.4 to reimburse the Bank with respect to each Disbursement (including interest thereon) in respect of Letters of Credit (the "REIMBURSEMENT OBLIGATIONS") shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Bank or any beneficiary of any Letter of Credit, including any defense based upon the occurrence of any Default or Event of Default, any draft, demand or certificate or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient, the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Bank's good faith opinion in respect of Letters of Credit, such Disbursement is determined to be appropriate), or any nonapplication or misapplication by the beneficiary of the proceeds of such Disbursement, or the legality, validity, form, regularity or enforceability of such Letter of Credit.

         SECTION 5.6. DEEMED DISBURSEMENTS.

         Upon the occurrence and during the continuation of any Default, an amount equal to that portion of Letter of Credit Outstandings attributable to outstanding and undrawn Letters of Credit shall, at the option of the Bank, and without demand upon or notice to the Borrower, be deemed to have been paid or disbursed by the Bank under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and, upon notification by the Bank to the Borrower of the Borrower's Obligations under this Section 5.6, the Borrower shall be immediately obligated to reimburse the Bank the amount deemed to have been so paid or disbursed by the Bank. Any amounts so received by the Bank from the Borrower pursuant to this Section 5.6 shall be held as Collateral security for the repayment of the Borrower's Obligations in connection with the Letters of Credit issued by the Bank. At any time when such Letters of Credit shall terminate and all obligations of the Bank thereunder are either terminated or paid or reimbursed to the Bank in full, the Obligations of the Borrower under this Section 5.6 shall be reduced accordingly (subject, however, to reinstatement in the event any payment in respect of such Letters of Credit is recovered in any manner from the Bank), and the Bank will, if no other Obligations are then owed to the Bank hereunder, return to the Borrower the EXCESS, if any, of

                  (a) the aggregate amount deposited by the Borrower with the Bank pursuant to this Section 5.6 and not theretofore applied by the Bank to any Reimbursement Obligations owed to the Bank, OVER

                  (b) the aggregate amount of all Reimbursement Obligations owed to the Bank pursuant to this Section 5.6, as so adjusted.

If any other Obligations shall be owed by the Borrower or any of its Subsidiaries to the Bank hereunder, then the Bank shall apply such excess to such Obligations until the same shall be paid in full. At such time when all Defaults shall have been cured or waived and all of the Borrower's Obligations hereunder shall have been paid in full, the Bank shall return to the Borrower all amounts then on deposit with the Bank pursuant to this Section 5.6.

         SECTION 5.7. NATURE OF REIMBURSEMENT OBLIGATIONS.

         The Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Bank (except to the extent of its own gross negligence or willful misconduct) shall not be responsible for:

                  (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (c) the failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

                  (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

                  (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit or of the proceeds thereof.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Bank hereunder. In furtherance and extension, and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Bank in good faith shall be binding upon the Borrower and shall not put the Bank under any resulting liability to the Borrower.

         SECTION 5.8. INDEMNITY.

         In addition to amounts payable as elsewhere provided in this Article V, the Borrower hereby agrees to protect, indemnify, pay and save the Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which the Bank may incur or be subject to as a consequence, direct or indirect, of (a) the issuance of any Letter of Credit, other than as a result of the negligence or willful misconduct of the Bank as determined by a court of competent jurisdiction, or (b) the failure of the Bank to honor a drawing under any Letter of Credit issued by it as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority.

                                   ARTICLE VI

                         CONDITIONS TO CREDIT EXTENSIONS

         SECTION 6.1. CONDITIONS TO MAKING FIRST CREDIT EXTENSIONS.

         The obligations of the Bank to make its first Credit Extensions hereunder on the Closing Date shall be subject to the fulfillment by the Borrower of the following conditions precedent prior to or simultaneously with the making of the first Credit Extensions on the Closing Date:

         SECTION 6.1.1. EXECUTION AND DELIVERY OF THIS AGREEMENT AND NOTE.

         The Bank shall have received (a) counterparts of this Agreement duly executed and delivered by the Borrower and the Bank, and (b) for the account of the Bank, the Note, dated not later than the Closing Date, duly executed and delivered to the Bank by the Borrower and containing appropriate insertions and conforming to the requirements of Section 3.2.

         SECTION 6.1.2. SECURITY AGREEMENT; UCC FILINGS; ETC.

         The Bank shall have received counterparts of the Security Agreement, dated not later than the Closing Date and duly executed and delivered by the Borrower, together (in each case) with:

                  (a) executed copies of proper financing statements (Form UCC-1), each in appropriate form for filing, naming the Borrower as the debtor, and the Bank as the secured party, and other similar Instruments or documents, to be filed under the Uniform Commercial Code in the jurisdictions identified in the Security Agreement;

                  (b) executed copies of proper financing statements (Form UCC-3) necessary to release all material Liens and other rights of any other Persons in the Collateral described in the Security Agreement previously granted by the Borrower (or an undertaking reasonably satisfactory to the Bank by the secured party under any such security agreement to execute and deliver all financing statements (Form UCC-3) reasonably required by the Bank to release all such Liens), except for any Liens that constitute Permitted Liens or that are otherwise expressly permitted by this Agreement or any of the other Loan Documents; and

                  (c) copies of such search reports, dated a date reasonably near (but prior to) the Closing Date, as shall have been previously requested by special counsel for the Bank, listing effective financing statements which name the Borrower (under its present name or any previous name) as debtor and which are filed in jurisdictions (specified by special counsel for the Bank) in which certain of the filings are to be made pursuant to clause (a), together with copies of such financing statements.

Any other action, including the taking of possession of specific Collateral by the Bank, reasonably required by the Bank to create in favor of the Bank perfected first-priority Liens (subject to Permitted Liens and other Liens otherwise expressly permitted by this Agreement or any of the other Loan Documents) in the Collateral described in the Security Instruments referred to in this Section 6.1.2 shall have been properly taken by or on behalf of the Borrower.

         SECTION 6.1.3.  OTHER LOAN DOCUMENTS AND ANCILLARY DOCUMENTS.

         (a) Each of the other Loan Documents required by the terms hereof to be executed and delivered on or prior to the Closing Date shall have been duly and properly authorized, executed and delivered by the respective party or parties thereto and shall be in full force and effect.

         (b) The Bank shall have received counterparts of each of such other Loan Documents and true and complete copies of each of the Ancillary Documents. Each Loan Document shall, where applicable, be substantially in the form of an Exhibit attached hereto, and all other Loan Documents and all of such Ancillary Documents shall be in form and substance reasonably satisfactory to the Bank. All exhibits, schedules or other attachments to any of the Collateral Documents shall be in form and substance reasonably satisfactory to the Bank.

         SECTION 6.1.4. CERTIFICATES OF INSURANCE.

         The Bank shall have received a certificate of insurance from an independent insurance broker, dated as of a date reasonably near (but not after) the Closing Date, identifying insurers, types of insurance, insurance limits and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreement, including noting that the Bank has been named as additional insured and loss payee on such insurance.

         SECTION 6.1.5.  [INTENTIONALLY OMITTED.]

         SECTION 6.1.6. CLOSING DATE CERTIFICATE.

         The Bank shall have received a duly executed and completed certificate, dated as of the Closing Date, in or substantially in the form of Exhibit I (a "CLOSING DATE CERTIFICATE"), duly executed and delivered by an Authorized Officer of the Borrower.

         SECTION 6.1.7. RESOLUTIONS; ETC.

         The Bank shall have received from the Borrower, a certificate, dated not later than the Effective Date, of its Secretary or any Assistant Secretary as to:

                  (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of, in each case, to the extent the Borrower is a party thereto, this Agreement and each of the other Loan Documents;

                  (b) the incumbency and signatures of the officers of the Borrower (the "AUTHORIZED OFFICERS") authorized to act with respect to (in each case, to the extent the Borrower is a party thereto) this Agreement and each of the other Loan Documents (upon which certificate the Bank may conclusively rely until the Bank shall have received a further certificate of the Borrower canceling or amending such prior certificate, which further certificate shall be reasonably satisfactory to the Bank); and

                  (c) the Fifth Amended and Restated Certificate of Incorporation of the Borrower and the By-laws of the Borrower, each as amended and as in effect on and as of the date of such certificate.

         SECTION 6.1.8. CERTIFICATES OF GOOD STANDING.

         The Bank shall have received a certificate signed by the Secretary of State of the State of Delaware, dated a date reasonably near (but not after) the Closing Date, stating that the Borrower is a corporation duly organized, validly existing and in good standing under the laws of such State. The Bank shall have also received, from the Secretary of State of each State (other than the State of Ohio and the District of Columbia) in which the nature of the Borrower's business makes qualification to do business as a foreign corporation necessary or appropriate, a certificate signed by such Secretary of State, dated a date reasonably near (but not after) the Closing Date, stating that the Borrower is duly qualified to do business and is in good standing as a foreign corporation in such State.

         SECTION 6.1.9. COMPLIANCE CERTIFICATE.

         The Bank shall have received a duly executed and completed Compliance Certificate, dated as of the Closing Date, in or substantially in the form of Exhibit H, duly executed by an Authorized Officer of the Borrower.

         SECTION 6.1.10. APPROVALS.

         The Bank shall have received evidence that all Approvals necessary in connection with the credit facilities contemplated hereby shall have been obtained and shall be in full force and effect.

         SECTION 6.1.11. ENVIRONMENTAL COMPLIANCE.

         The Borrower shall have demonstrated to the Bank's reasonable satisfaction that on the Closing Date all representations and warranties set forth in Section 7.18 hereof are accurate, true and complete in all material respects.

         SECTION 6.1.12. OPINIONS OF COUNSEL.

         The Bank shall have received an opinion, dated not later than Closing Date, addressed to the Bank from counsel to the Borrower, in or substantially in the form of Exhibit J.

         SECTION 6.1.13. FINANCIAL STATEMENTS.

         The Borrower shall have furnished to the Bank the Historical Financials and the Projections.

         SECTION 6.1.14. NO MATERIALLY ADVERSE EFFECT.

         No events or developments shall have occurred since June 30, 1999 which, individually or in the aggregate, have had or could reasonably be expected to have any Materially Adverse Effect.

         SECTION 6.1.15. FEES AND EXPENSES.

         The Bank shall have received from the Borrower payment in full of all of the Fees required to be paid to the Bank on or prior to the Closing Date in accordance with Section 3.5, and the Bank, or (as the case may be) its special counsel, shall have received from the Borrower payment in full of the Bank's reasonable out-of-pocket costs and expenses (including reasonable counsel fees and disbursements payable in accordance with Section 10.3 for which invoices shall have been submitted to the Borrower on or prior to the Closing Date).

         SECTION 6.1.16. SATISFACTORY LEGAL FORM; ETC.

         All documents executed and delivered or submitted pursuant hereto by or on behalf of the Borrower shall be reasonably satisfactory in form and substance to the Bank and its special counsel; the Bank and its special counsel shall have received all such information, and such counterpart originals or such certified or other copies of such materials, as the Bank or its special counsel may reasonably request; and all legal matters incident to the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to special counsel to the Bank.

         SECTION 6.2. ALL CREDIT EXTENSIONS.

         The obligations of the Bank to make Credit Extensions hereunder (including its first Credit Extensions to be made on the Closing Date) shall also be subject to the satisfaction by the Borrower of each of the following conditions precedent set forth in this Section 6.2:

         SECTION 6.2.1. COMPLIANCE WITH REPRESENTATIONS; ABSENCE OF LITIGATION; NO DEFAULT; ETC.

         The representations and warranties of the Borrower set forth in Article VII, in the Collateral Documents and in the other Loan Documents shall have been true and correct in all material respects as of the date made; and, both immediately before and immediately after giving effect to each of such Credit
Extensions:

                  (a) such representations and warranties shall be true and correct in all material respects with the same full force and effect as if then made (except for any such representation or warranty that relates solely to a prior date);

                  (b) (i) no litigation, arbitration or governmental investigation or proceeding shall be pending or, to the best knowledge of the Borrower (after due inquiry), threatened against the Borrower or any of its Subsidiaries or affecting the business, Property, results of operations, condition (financial or otherwise) or prospects of any thereof which was not disclosed by the Borrower to the Bank in Section 7.8 of the Disclosure Schedule, except to the extent such litigation, arbitration or governmental investigation or proceeding does not have and could not reasonably be expected to have any Materially Adverse Effect; and

                           (ii) no development shall have occurred in any
                  litigation, arbitration or governmental investigation or proceeding so disclosed, which, in any event, has had and continues to have, or (as the case may be) could reasonably be expected to have, any Materially Adverse Effect or relates to the validity or enforceability of this Agreement, the Note or any of the other Loan Documents or of any Obligations existing under or, if such Credit Extension is made, would be existing under any thereof; and

                  (c) no Default shall have occurred and then be continuing and no Change of Control shall have occurred.

         SECTION 6.2.2. CREDIT REQUEST.

         The Bank shall have received a Credit Request for each Credit Extension. The delivery of such Credit Request shall constitute a representation and warranty by the Borrower that on and as of the requested date of such Credit Extension, and before and after giving effect to such Credit Extension, all representations and warranties required by Section 6.2.1 are true and correct in all material respects.

         SECTION 6.2.3. LEGALITY OF TRANSACTIONS.

         It shall not be unlawful (a) for the Bank to perform any of its obligations under any of the Loan Documents, or (b) for the Borrower to perform any of its Obligations under any of the Loan

Documents.

         SECTION 6.2.4. BORROWING REPORT.

         In the case of each request by the Borrower for any Credit Extension, the Bank shall have received from the Borrower, if the Bank shall have so requested, such written and other information and reports relating to the Borrowing Base then in effect, and such certificates of Authorized Officers of the Borrower relating to the Borrowing Base then in effect, as the Bank shall have requested in order to calculate and confirm the Borrowing Base as of the date of such Credit Extension.

         SECTION 6.2.5. BANKING ARRANGEMENTS.

         For purposes of each Credit Extension to be made after December 14, 1999, the Borrower shall have established by December 15, 1999 lockbox arrangements in form and substance satisfactory to the Bank (the "COLLECTION LOCKBOX") and shall have established with the Bank by December 15, 1999 all primary banking and transaction accounts (including the Borrower's Concentration Account), all upon terms and conditions reasonably satisfactory to the Bank and the Borrower.

         SECTION 6.3. CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT.

         This Agreement shall become and be effective on and as of and from and after the Effective Date; provided, however, that each of the following conditions precedent shall first be satisfied:

         (a) the Bank shall have received counterparts of this Agreement duly executed and delivered by the Borrower and the Bank;

         (b) the Bank shall have received from the Borrower the certificate referred to and described in Section 6.1.7; and

         (c) the Bank shall have received from the Borrower payment in full of all of the Fees required to be paid to the Bank on the Effective Date in accordance with Section 3.5.1, and the Bank, or (as the case may be) its special counsel, shall have received from the Borrower payment in full of the Bank's reasonable out-of-pocket costs and expenses (including reasonable counsel fees and disbursements payable in accordance with Section 10.3 for which invoices shall have been submitted to the Borrower on or prior to the Effective Date).

                                   ARTICLE VII

                                WARRANTIES; ETC.

         In order to induce the Bank to enter into this Agreement, and in order to induce the Bank to make Credit Extensions hereunder, the Borrower represents and warrants to the Bank as set forth in this Article VII as follows:

         SECTION 7.1. ORGANIZATION; ETC.

         The Borrower is an organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing as a foreign organization in each jurisdiction where the nature of its business makes such qualification necessary or appropriate and where the failure to so qualify has had or could reasonably be expected to have a Materially Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other Approvals to own or hold under lease its material Properties and to conduct its business substantially as currently conducted by it, and to execute, deliver and perform the Loan Documents executed or to be executed by it.

         SECTION 7.2. POWER, AUTHORITY.

         The Borrower has taken all necessary organizational action to authorize the execution, delivery and performance by it of the Loan Documents executed or to be executed by it. The execution, delivery and performance by the Borrower of each of the Loan Documents to which the Borrower is or is to become a party do not and will not (except for Approvals which have been already given or obtained) require any Approvals, will not result in any violation of, or constitute any default under, (a) any provisions of any Governing Documents of the Borrower or any other Ancillary Documents, (b) any other Contractual Obligations of the Borrower, or (c) any Applicable Laws, and do not and will not result in or require the creation or imposition of any Liens on any of the Property of the Borrower pursuant to the provisions of any Instruments binding upon or applicable to the Borrower or any of its Property.

         SECTION 7.3. VALIDITY; ETC.

         This Agreement has been duly executed and delivered by the Borrower and constitutes the legal, valid, and binding Obligation of the Borrower, enforceable in accordance with its terms. Each of the other Loan Documents, including, without limitation, the Note, to which the Borrower is or is to become a party has been, or, upon execution and delivery thereof will be, duly executed and delivered by the Borrower, and does or will constitute the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. The enforceability of this Agreement and the other Loan Documents against the Borrower shall be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws at the time in effect affecting the enforceability of the rights of creditors generally and to general equitable principles.

         SECTION 7.4. FINANCIAL INFORMATION.

         All balance sheets, all statements of operations and of cash flows, and all other financial statements which have been furnished by the Borrower to the Bank for the purposes of or in connection with this Agreement, including the audited consolidated balance sheet at June 30, 1999, and the related audited consolidated statements of operations, of stockholders' equity and of cash flows, for the fiscal year then ended, of the Borrower accompanied by the notes thereto and the reports thereon of the Independent Public Accountant, and the related letters to management for the fiscal year then ended (such financial statements being herein referred to, collectively, as the "HISTORICAL FINANCIALS"), have been prepared in accordance with GAAP consistently (except as otherwise described therein and in Section 7.4 of the Disclosure Schedule) applied throughout the periods involved and present fairly the financial condition of the Borrower as at the dates thereof and the results of the Borrower's operations for the periods then ended.

         SECTION 7.5. PROJECTIONS.

         The projected balance sheets and projected statements of income and of cash flows of the Borrower for each of the fiscal years of the Borrower from fiscal year 1999 through fiscal year 2005, all of which have been delivered to the Bank prior to the date of this Agreement (collectively, the "PROJECTIONS"), have been prepared on the basis of the assumptions accompanying them and reflect, as of the date of this Agreement, the good faith estimates made on a reasonable basis by the Borrower of the financial condition and the performance of the Borrower for the periods covered thereby based on such assumptions.

         SECTION 7.6.  MATERIALLY ADVERSE EFFECT.

         (a) For purposes of the Credit Extensions to be made on the Closing Date, no events or developments have occurred since June 30, 1999 which, individually or in the aggregate, have had or could reasonably be expected to have any Materially Adverse Effect.

         (b) For purposes of each Credit Extension requested to be made after the Closing Date, no events or developments have occurred since the Closing Date which, individually or in the aggregate, have had or could reasonably be expected to have any Materially Adverse Effect.

         SECTION 7.7. EXISTING INDEBTEDNESS; ABSENCE OF DEFAULTS.

         The Indebtedness of the Borrower in existence on the Closing Date is identified in Section 7.7 of the Disclosure Schedule. With respect to each item of Indebtedness identified in Section 7.7 of the Disclosure Schedule, the Borrower has delivered or otherwise made available to the Bank a true and complete copy of each Instrument evidencing such Indebtedness or pursuant to which such Indebtedness was issued or secured (including each amendment, consent, waiver or other Instrument executed and/or delivered in respect thereof), as the same is in effect on or as of the Closing Date. Except as otherwise disclosed in Section 7.7 of the Disclosure Schedule, the Borrower is not in default in the payment of any Indebtedness, which payments, in the aggregate, exceed $100,000, or in default or breach, in any material respect, in the performance of any other material obligation under any Instrument evidencing any Indebtedness (in an aggregate amount exceeding $1,000,000) or pursuant to which such Indebtedness (in an aggregate amount exceeding $1,000,000) was issued or secured.

         SECTION 7.8.  LITIGATION; ANCILLARY DOCUMENTS; ETC.

         (a) Except as to matters identified in Section 7.8 of the Disclosure Schedule, there is no pending or, to the best knowledge of the Borrower, threatened litigation, arbitration or governmental investigation or proceeding against the Borrower or any of its Subsidiaries or to which any of the Properties of any thereof is subject which:

                  (i) has had and continues to have, or (as the case may be) could reasonably be expected to have, any Materially Adverse Effect;

                  (ii) relates to this Agreement, any of the other Loan Documents or any of the Ancillary Documents; or

                  (iii) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, any of the transactions contemplated by or in connection with this Agreement, any of the other Loan Documents or any of the Ancillary Documents.

None of such pending or threatened proceedings has had and continues to have, or could reasonably be expected to have, any Materially Adverse Effect.

         (b) Each of the Ancillary Documents to which the Borrower is a party or by which the Borrower is bound on or as of the date hereof is identified in
Section 7.8 of the Disclosure Schedule.

         (c) Each of the Ancillary Documents is in full force and effect. No material default on the part of any Person bound by any Ancillary Document, and no material breach by any such Person in the payment, performance or observance of any of its material obligations thereunder, is continuing. No Person bound by any of the Ancillary Documents has exercised or attempted to exercise any right of termination, cancellation or rescission thereunder; and no event or condition is continuing which permits any Person bound by any of the Ancillary Documents to exercise any right of termination, cancellation or rescission thereunder.

         SECTION 7.9. REGULATIONS U AND X.

         The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock. None of the proceeds of any of the Credit Extensions will be used for the purpose of, or be made available by the Borrower in any manner to any other Person to enable or assist such Person in, directly or indirectly, purchasing or carrying margin stock in violation of F.R.S. Board Regulation U or
X. Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section 7.9 with such meanings.

         SECTION 7.10. GOVERNMENT REGULATION.

         The Borrower is not an "investment company" or a "company controlled by an investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 7.11. TAXES.

         Except as otherwise disclosed in Section 7.11 of the Disclosure Schedule, each of the Borrower and its Subsidiaries has filed all material tax returns and material reports required by Applicable Law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Except as otherwise disclosed in Section
7.11 of the Disclosure Schedule, no tax Liens (other than tax Liens that constitute Permitted Liens) have been filed with respect to the Borrower or any of its Subsidiaries and, to the best knowledge of the Borrower (after due inquiry), no claims are being asserted with respect to any such taxes or charges (and, to the best knowledge of the Borrower, no basis exists for any such claims).

         SECTION 7.12. COMPLIANCE WITH ERISA.

         Each of the Borrower and its Subsidiaries is in substantial compliance with all material provisions of ERISA, except to the extent that any failure so to be in compliance with any provisions of ERISA does not continue to have and could not be reasonably expected to have any Materially Adverse Effect.

         SECTION 7.13. LABOR CONTROVERSIES.

         Except as disclosed in Section 7.13 of the Disclosure Schedule, there are no labor controversies pending or, to the best knowledge of the Borrower (after due inquiry), threatened against the Borrower or any of its Subsidiaries which have had and continue to have, or (as the case may be) could reasonably be expected to have, any Materially Adverse Effect.

         SECTION 7.14. CORPORATE STRUCTURE; ETC.

         As of the Closing Date the Borrower has no Subsidiaries. Section 7.14 of the Disclosure Schedule identifies, with respect to the Borrower as of the Closing Date, (a) the State of organization of the Borrower, (b) the number of authorized and outstanding shares of each class of Capital Stock and all other Equity Interests of the Borrower, (c) each of the owners of more than five percent (5%) of the outstanding shares of each class of Capital Stock of the Borrower, and (d) each Partnership School, each Charter School and each Management Agreement.

         SECTION 7.15. OWNERSHIP OF PROPERTIES; LIENS.

         Section 7.15 of the Disclosure Schedule identifies all of the real Property owned or leased by the Borrower as of the Closing Date. Each of the Borrower and its Subsidiaries has valid fee or leasehold interests in all of its real Property and good and marketable title to all of its material personal Property, and none of such Property is or will be subject to any Liens, except such Liens as are permitted by Section 8.2.3 or by the other Loan Documents.
Section 7.15 of the Disclosure Schedule identifies all of the Liens upon Property of the Borrower that secure Indebtedness of the Borrower and that are in existence on the Closing Date and either (a) are known to the Borrower on or as of the Closing Date, or (b) are of record on and as of the Closing Date.

         SECTION 7.16. TRADEMARKS; ETC.

         Each of the Borrower and its Subsidiaries owns and possesses all such patent rights, trademark rights, trade name rights, service mark rights and copyrights material to the conduct of the businesses of such Person without (to the knowledge of the Borrower) any infringement upon any proprietary or other rights of any other Person, except to the extent that any such infringement does not continue to have, and could not reasonably be expected to have, any Materially Adverse Effect.

         SECTION 7.17. COLLATERAL DOCUMENTS.

         The provisions of the Collateral Documents will be, from and after the Closing Date, effective to create, in favor of the Bank and as security for all of the Obligations, legal, valid and enforceable Liens in all right, title and interest of the Borrower in the Collateral described in the Collateral Documents. Upon filing of all required financing statements and other filings necessary in order to perfect the Bank's Liens in the Collateral and the Bank's taking possession of items of Collateral as to which possession is required to perfect a Lien therein, each of the Collateral Documents will create a fully perfected Lien in all right, title and interest of the Borrower in the Collateral described therein superior in right to any Liens, existing or future, which any creditor of or purchaser from the Borrower or any other Person may have against such Collateral, except to the extent otherwise expressly permitted hereby or by any of the other Loan Documents.

         SECTION 7.18. ENVIRONMENTAL MATTERS.

         Except as identified in Section 7.18 of the Disclosure Schedule:

                  (a) to the best knowledge of the Borrower, all Property (including underlying groundwater) owned or leased by the Borrower or any of its Subsidiaries has been, and continues to be, owned or leased by such Person in substantial compliance with all Environmental Laws, except to the extent that any failure so to be in compliance with Environmental Laws does not continue to have, and could not reasonably be expected to have, any Materially Adverse Effect;

                  (b) there have been no past, and there are no pending or, to the knowledge of the Borrower, threatened:

                           (i) material claims, complaints, notices or requests
                  for information received by the Borrower or any of its Subsidiaries from any Governmental Authority with respect to any alleged violation of any Environmental Laws; or

                           (ii) material complaints, notices or inquiries to the
                  Borrower or any of its Subsidiaries from any Governmental Authority alleging material liability under any Environmental Laws;

                  (c) to the best knowledge of the Borrower, there have been no Releases of Hazardous Materials at, on or under Property now or (to the best knowledge of the Borrower) previously owned or leased by the Borrower or any of its Subsidiaries, the costs to address which, individually or in the aggregate, continue to have or (as the case may be) could reasonably be expected to have any Materially Adverse Effect;

                  (d) each of the Borrower and its Subsidiaries has been issued and is in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and required under Environmental Laws for its businesses, except to the extent that any failure so to be in compliance does not continue to have, and could not reasonably be expected to have, any Materially Adverse Effect; and

                  (e) to the best knowledge of the Borrower, no conditions exist at, on or under any Property now or previously owned or leased by the Borrower or any of its Subsidiaries which has given rise to, or (as the case may be) which could reasonably be expected to give rise to, liability under any Environmental Laws, which liability has, or (as the case may be) could reasonably be expected to have, individually or in the aggregate, any Materially Adverse Effect.

         SECTION 7.19. COMPLIANCE WITH APPLICABLE LAWS.

         Each of the Borrower and its Subsidiaries is in substantial compliance in all material respects with all Applicable Laws, except to the extent that any failure so to be in compliance does not continue to have, and could not reasonably be expected to have, any Materially Adverse Effect.

         SECTION 7.20. EXISTING INVESTMENTS.

         Section 7.20 of the Disclosure Schedule identifies each Investment of the Borrower that is owned or held or is outstanding or in effect on the Closing Date other than insubstantial and immaterial Investments and other than Investments of the kind described in any of clauses (b) through (e) or in clause
(g) of the definition of the term "PERMITTED INVESTMENTS".

         SECTION 7.21. TRANSACTIONS WITH AFFILIATES.

         Section 7.21 of the Disclosure Schedule identifies (a) all (if any) Indebtedness of the Borrower to any Affiliate of the Borrower on or as of the Closing Date and all (if any) Contractual Obligations of the Borrower to any Affiliate of the Borrower on or as of the Closing Date, and (b) all (if any) Indebtedness of any Affiliate of the Borrower to the Borrower on or as of the Closing Date and all (if any) Contractual Obligations of any Affiliate of the Borrower to the Borrower on or as of the Closing Date.

         SECTION 7.22. YEAR 2000 PROBLEM.

         The Borrower has reviewed the areas within its operations and business which could be materially adversely affected by, and has developed or is making commercially reasonable efforts to develop a program to address on a timely basis, the Year 2000 Problem and has made related inquiry of material suppliers, vendors and customers (if appropriate). Based on such review and program, the Borrower represents and warrants that the Year 2000 Problem will not have any Materially Adverse Effect. As used herein, the term "YEAR 2000 PROBLEM" means the possibility that any computer applications or equipment (a) used by the Borrower, or (b) used by material suppliers, vendors or customers in connection with the conduct of material business with the Borrower, may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any dates on or after January 1, 2000.

         SECTION 7.23. BANKING ARRANGEMENTS.

         The Borrower is and will be taking all action necessary or appropriate to complete each of the following in a manner reasonably satisfactory to the Bank by December 15, 1999: (a) direct and instruct in writing all account debtors and other obligors of the Borrower or of any of its Subsidiaries to make all payments and remit all cash proceeds of Net Revenues Receivable solely to the Collection Lockbox, (b) establish the Borrower's Concentration Account, (c) except as and to the extent otherwise expressly provided by Section 8.1.12(b) or otherwise permitted by the Bank, make subject to an Agency Account Agreement each bank account and other Financial Asset Account held or maintained by the Borrower or any of its Subsidiaries with any bank or other financial institution other than the Bank, (d) except as and to the extent otherwise expressly permitted by the Bank, direct each Agency Account Institution, pursuant to the Agency Account Agreement to which such Agency Account Institution is a party (whereby such Agency Account Institution shall, among other things, waive all rights of set-off, other than for service charges and returns incurred in connection therewith), to cause all funds held by such Agency Account Institution in its Agency Accounts to be transferred (with such frequency as the Bank shall reasonably request) to, and only to, the Bank for deposit in the Borrower's Concentration Account. Each of the bank accounts and other Financial Asset Accounts (other than Excluded Accounts) opened, held or maintained by the Borrower or any of its Subsidiaries with any bank or other financial institution of any kind other than the Bank is identified in Section 7.23 of the Disclosure Schedule.

         SECTION 7.24. REPRESENTATIONS IN LOAN DOCUMENTS AND ANCILLARY
DOCUMENTS.

         Except as otherwise described in Section 7.24 of the Disclosure Schedule, each of the representations and warranties made by the Borrower in the Loan Documents and Ancillary Documents is true and correct in all material respects, and the Borrower makes to the Bank each such representation and warranty made therein to the same extent and with the same full force and effect as if such representation or warranty were set forth herein in full.

                                  ARTICLE VIII

                                    COVENANTS

         SECTION 8.1. CERTAIN AFFIRMATIVE COVENANTS.

         The Borrower agrees with the Bank and warrants that, from and after the date of this Agreement and until the Commitment shall have terminated in full and all of the Obligations shall have been paid in full, the Borrower will, and will cause each of its Subsidiaries to:

         SECTION 8.1.1. FINANCIAL INFORMATION; ETC.

         Furnish to the Bank copies of the following financial statements, reports and other information:

                  (a) promptly when available and in any event within ninety
         (90) days after the close of each fiscal year of the Borrower:

                           (i) a consolidated balance sheet as at the close of
                  such fiscal year, and
                  related consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, of the Borrower and its Subsidiaries (with comparable information as at the close of and for the prior fiscal year), such statements for such fiscal year to be audited and accompanied by an audit report issued without Impermissible Qualification by the Independent Public Accountant;

                           (ii) consolidating balance sheets as at the close of
                  such fiscal year, and related consolidating statements of operations for such fiscal year, of the Borrower and its Subsidiaries (with comparable information as at the close of and for the prior fiscal year), certified as to fairness of presentation by the principal accounting or financial Authorized Officer of the Borrower;

                           (iii) a Compliance Certificate calculated as at the
                  close of such fiscal year; and

                           (iv) commencing with the fiscal year of the Borrower
                  ending June 30, 1999, a written statement of the Independent Public Accountant stating that, in making the examination necessary to make the audit report on the financial statements delivered pursuant to clause (i), it obtained no knowledge of any Default by the Borrower or any of its Subsidiaries in the performance or observance of any of the covenants contained in
                  Section 8.2.4, or, if the Independent Public Accountant shall have obtained knowledge of any such Default, specifying all such Defaults and the nature and status thereof;

                  (b) promptly when available and in any event within forty-five
         (45) days after the close of each fiscal quarter of each fiscal year of the Borrower:

                           (i) a consolidated balance sheet as at the close of
                  each such fiscal quarter, and related consolidated statements of operations and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, of the Borrower and its Subsidiaries (with comparable information as at the close of and for the corresponding fiscal quarter of the prior fiscal year and for the corresponding portion of such prior fiscal year), certified as to fairness of presentation by the principal accounting or financial Authorized Officer of the Borrower;

                           (ii) consolidating balance sheets as at the close of
                  such fiscal quarter, and related consolidating statements of operations and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, of the Borrower and its Subsidiaries (with comparable information as at the close of and for the corresponding fiscal quarter of the prior fiscal year and for the corresponding portion of such prior fiscal year), certified as to fairness of presentation by the principal accounting or financial Authorized Officer of the Borrower; and

                           (iii) a Compliance Certificate calculated as at the
                  close of such fiscal quarter;

                  (c) promptly when available and in any event within forty-five
         (45) days (or,
         with respect to subclause (iii) below, fifteen (15) days) after the close of each fiscal month of the Borrower:

                           (i) a consolidated balance sheet as at the close of
                  each such fiscal month, and related consolidated statements of operations and cash flows for such fiscal month, of the Borrower and its Subsidiaries;

                           (ii) a statement as at the close of each such fiscal
                  month showing aging and reconciliation of the Net Revenues Receivable of the Borrower and its Subsidiaries as at the close of such fiscal month; and

                           (iii) a schedule identifying each Financial Asset
                  Account (other than Excluded Accounts) opened by or for the Borrower or any of its Subsidiaries during such fiscal month, and a Borrowing Base Report as at the close of each such fiscal month setting forth the amount of each of Eligible Trailing Revenues and the Eligible Projected Revenues of the Borrower and its Subsidiaries for the Collection Period ending as at the last day of such fiscal month and for the Projected Collection Period ending as at the last day of the third fiscal month following such fiscal month, attached to which shall be all reports and supporting information required by the Bank to confirm the Borrowing Base calculations as of the last day of such fiscal month;

                  (d) promptly upon receipt thereof, copies of all detailed financial and management reports, if any, submitted to the Borrower or any of its Subsidiaries by any independent public accountant in connection with any annual or interim audit made by any such independent public accountant of the books of the Borrower or of any of its Subsidiaries;

                  (e) promptly upon completion thereof, and in any event not later than June 15 of each fiscal year of the Borrower, a copy of the budget for the following fiscal year for the Borrower and its Subsidiaries, including, in each case, budgeted results for each fiscal quarter and for the fiscal year as a whole, together with an explanation of any differences between the sum of the individual budgets and the consolidated totals, and upon the delivery of any financial statements relating to any period included in such budget, a summary comparing the actual financial performance of the Borrower and its Subsidiaries during such period to that provided for in such budget; and

                  (f) promptly, such additional financial and other information with respect to the Borrower or any of its Subsidiaries as the Bank may from time to time reasonably request.

         SECTION 8.1.2. MAINTENANCE OF EXISTENCE; ETC.

         Maintain and preserve its separate existence as a limited liability company, limited partnership or (as the case may be) corporation and maintain and preserve its material rights and franchises and continue to own and hold, legally and beneficially, free and clear of all Liens (except Liens permitted by Section 8.2.3 or by any of the other Loan Documents), all of the

Equity Interests of each of its Subsidiaries; provided, however, that the foregoing shall not prohibit the Borrower or any of its Subsidiaries from entering into or implementing any Permitted Disposition or any other arrangement or transaction permitted by Section 8.2.7.

         SECTION 8.1.3. FOREIGN QUALIFICATION.

         Cause to be done at all times all things necessary to be duly qualified to do business and to be in good standing as a foreign organization in each jurisdiction where the nature of its business makes such qualification necessary or appropriate and where the failure to so qualify has or could reasonably be expected to have any Materially Adverse Effect.

         SECTION 8.1.4. PAYMENT OF TAXES; ETC.

         Pay and discharge, as the same become due and payable, all material federal, state and local taxes, assessments and other governmental charges or levies against or on any of its income, profits or Property, as well as all claims of any kind, including all claims for labor, materials and supplies, which, if unpaid, will become a Lien upon any of its Property (other than Liens expressly permitted by this Agreement or any of the other Loan Documents), and pay before they become delinquent all other material obligations and liabilities; provided, however, that the foregoing shall not require the Borrower or any of its Subsidiaries to pay or discharge any such tax, assessment, charge, levy, claim, obligation or liability (a) which is not yet due and payable, or (b) so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall have set aside on its books, to the extent required by GAAP, adequate reserves in accordance with GAAP with respect thereto. Nothing in this Section 8.1.4 shall be construed so as to diminish or impair the absolute and unconditional Obligations of the Borrower to pay to the Bank all of the Obligations as and when the same shall become due and payable.

         SECTION 8.1.5. MAINTENANCE OF PROPERTY.

         Keep all Property owned by it that is useful and necessary in its businesses in good working order and condition (ordinary wear and tear excepted), and maintain or cause to be maintained insurance with respect to Property owned by it and with respect to its businesses against such casualties and contingencies and of such types and in such amounts and with such deductibles as are customary in the case of similar businesses, including, without limitation, property and casualty insurance complying with the foregoing provisions and naming the Bank as loss payee and additional insured; and, upon the reasonable request of the Bank at any time and from time to time (which request, however, shall not be made by the Bank more than once in any fiscal year of the Borrower unless any Defaults shall be continuing), furnish to the Bank a certificate of an Authorized Officer of the Borrower setting forth the nature and extent of all insurance maintained by the Borrower or by any of its Subsidiaries in accordance with this Section 8.1.5.

         SECTION 8.1.6. NOTICE OF DEFAULT; ETC.

         Give written notice (accompanied by a reasonably detailed written explanation with respect thereto) promptly, and in any event within five (5) Business Days after the Borrower or any of its Subsidiaries shall have first obtained knowledge thereof, to the Bank of:

                  (a)      the occurrence of

                           (i)      any Default,

                           (ii) the receipt by the Borrower from or on behalf of
                  any holder of any Capital Stock or other Equity Interests of the Borrower of any notice, demand or request for redemption, purchase, repurchase or other acquisition by the Borrower of any of the Capital Stock or other Equity Interests of the Borrower, and

                           (iii) any material default or event of default under
                  any Ancillary Document on the part of any Person bound thereby, or any other material breach by any Person bound by any Ancillary Document of any of its or his material obligations thereunder;

                  (b) any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Borrower to the Bank which has been instituted or, to the best knowledge of the Borrower (after due inquiry), is threatened against the Borrower or any of its Subsidiaries, or to which any of their respective Properties is subject, which

                           (i) has had and continues to have, or (as the case
                  may be) could reasonably be expected to have, any Materially Adverse Effect, or

                           (ii) relates to this Agreement, any other Loan
                  Document, any Collateral or any Ancillary Document;

                  (c) any material adverse development which shall occur in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Borrower to the Bank and which has had and continues to have, or (as the case may be) could reasonably be expected to have, any Materially Adverse Effect;

                  (d) any development in the business, operations, Property, financial condition or prospects of the Borrower or any of its Subsidiaries which has had and continues to have, or (as the case may be) could reasonably be expected to have, any Materially Adverse Effect;

                  (e) the receipt by the Borrower or any of its Subsidiaries of written notice of the intention of any Governmental Authority or any other Person to terminate or renegotiate a Management Agreement, or the delivery by the Borrower or any of its Subsidiaries to any Governmental Authority or any other Person of written notice of the intention of the Borrower or of any of its Subsidiaries to terminate or renegotiate any Management Agreement, if (in any such case) the termination or renegotiation thereof has had or could reasonably be expected to have a Materially Adverse Effect; and

                  (f) any termination, cancellation or rescission or any material amendment or modification of any Management Agreement or other Ancillary Document, which written notice shall include a copy (if in writing) or a description (if not in writing) of any such termination, cancellation, rescission, amendment or modification of any such Management Agreement or Ancillary Document; provided, however, that the Borrower shall have no obligation to give notices or other information or documents under this clause (f) unless the subject event or arrangement has had or could reasonably be expected to have a Materially Adverse Effect.

         SECTION 8.1.7. BOOKS AND RECORDS.

Keep proper books and records reflecting all of its material business affairs and transactions in accordance with GAAP, and permit the Bank or any of its representatives, upon reasonable notice at reasonable times and intervals during ordinary business hours, to visit and inspect any of its offices and Properties, discuss financial matters relating to the Borrower or any of its Subsidiaries with any of their officers and the Independent Public Accountant (and the Borrower hereby irrevocably authorizes the Independent Public Accountant to discuss its financial matters with the Bank or any of the Bank's representatives), and examine and make abstracts or photocopies from any of its books or other corporate records, all at the cost and expense of the Borrower for any charges imposed by such accountant or for making such abstracts or photocopies. The Borrower acknowledges and agrees that the Bank shall have the right to perform a collateral audit at the offices and at the business and Property locations of the Borrower and each of its Subsidiaries twice during each fiscal year of the Borrower so long as no Defaults shall be continuing, and, if any Defaults shall be continuing, at such additional time or times during each fiscal year of the Borrower as the Bank shall in its sole discretion determine to be necessary or appropriate. All of the reasonable out-of-pocket costs and expenses incurred or sustained by the Bank in connection with the conduct of such collateral audits shall be for the account of the Borrower; provided, however, that the Borrower shall not be responsible for the costs and expenses of more than one (1) such collateral audit per fiscal year conducted by the Bank while no Defaults are continuing.

         SECTION 8.1.8.  COMPLIANCE WITH LAWS; ETC.

         (a) Obtain all such Approvals and take all such other action with respect to any Governmental Authority as shall from time to time be required for the execution, delivery or performance of this Agreement and the other Loan Documents and duly perform and comply in all material respects with all of the material terms and conditions of all Approvals so obtained.

         (b) Comply in all material respects with all Applicable Laws, including all Environmental Laws and all material provisions of ERISA, except to the extent that any failure so to comply does not have and could not reasonably be expected to have any Materially Adverse Effect.

         SECTION 8.1.9. IDENTIFICATION OF SUBSIDIARIES; PROVISION OF COLLATERAL.

         If and whenever any direct or indirect Subsidiary of the Borrower shall be created or acquired by the Borrower or by any of its Subsidiaries at any time after the date hereof:

         (a) furnish promptly to the Bank a written notice identifying such Subsidiary and setting forth with respect to such Subsidiary the information required by Section 7.14 with respect to the Borrower; and

         (b) promptly comply with, and cause such Subsidiary to comply with, the applicable terms of Section 3.10.

         SECTION 8.1.10. LANDLORD LIEN WAIVERS.

         If and when requested by the Bank with respect to any particular Real Estate Lease or warehouse contract, continue to use commercially reasonable efforts, including making written requests and follow-up telephone calls, to obtain a Landlord Lien Waiver reasonably satisfactory to the Bank in form and substance with respect to each Real Estate Lease or (as the case may be) warehouse contract which is negotiated, completed, renewed or extended by the Borrower or any of its Subsidiaries at any time or from time to time after the Closing Date; and, in any event, use all commercially reasonable efforts to obtain by December 15, 1999 a Landlord Lien Waiver reasonably satisfactory to the Bank in form and substance with respect to each warehouse contract to which the Borrower is a party on the date hereof. Anything in the foregoing provisions of this Section 8.1.10 to the contrary, the Borrower shall have no obligation to obtain any Landlord Lien Waivers with respect to any Real Estate Leases of School facilities.

         SECTION 8.1.11. YEAR 2000 COMPLIANCE.

         Perform all commercially reasonable acts necessary to ensure that the Borrower and its Subsidiaries (a) shall become Year 2000 Compliant in a timely manner, and (b) shall not be materially adversely affected as a consequence of the failure by any supplier, vendor or customer of the Borrower or its Subsidiaries to become Year 2000 Compliant in a timely manner, except (in each case) to the extent that any failure to do so will not have and could not reasonably be expected to have any Materially Adverse Effect. Such acts will include, as and to the extent determined by the Borrower on a reasonable basis to be reasonably necessary and appropriate considering the nature of the business and operations conducted by the Borrower and its Subsidiaries, performing a comprehensive review and assessment of all material systems of the Borrower and its Subsidiaries and, if and as reasonably necessary or appropriate, adopting a plan, with itemized budget, if appropriate, for the remediation, monitoring and testing of such systems. As used in this Section 8.1.11, the term "YEAR 2000 COMPLIANT" means, with respect to any Person, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business, operations or financial condition of such Person will properly perform date sensitive functions before, during and after the year 2000. The Borrower will, promptly upon request by the Bank, provide to the Bank such evidence of compliance by the Borrower and its Subsidiaries with the terms of this Section 8.1.11 as the Bank may from time to time reasonably require.

         SECTION 8.1.12.  BANKING ARRANGEMENTS.

         (a) The Borrower will, from and after December 15, 1999, continue to maintain with the Bank all primary banking and transaction accounts established by the Borrower with the Bank by December 15, 1999, all upon terms and conditions reasonably satisfactory to the Bank and the Borrower. By December 15, 1999 and continuing thereafter, the Borrower will (i) direct and instruct in writing all account debtors and other obligors of the Borrower or any of its

Subsidiaries, to make all payments and remit all cash proceeds of Net Revenues Receivable solely to the Collection Lockbox, (ii) establish a depository account (the "BORROWER'S CONCENTRATION ACCOUNT") under the control of the Bank, in the name of the Borrower, (iii) except as and to the extent otherwise provided by paragraph (b) or otherwise expressly permitted by the Bank from time to time, make subject to an agency account agreement in form and substance reasonably satisfactory to the Bank (each, an "AGENCY ACCOUNT AGREEMENT") each bank account and other Financial Asset Account held or maintained by the Borrower or any of its Subsidiaries with any bank or other financial institution other than the Bank, (iv) except as and to the extent otherwise expressly permitted by the Bank from time to time, direct each Agency Account Institution, pursuant to the Agency Account Agreement to which it is a party (whereby such Agency Account Institution shall, among other things, waive all rights of set-off, other than for service charges and returns incurred in connection therewith), to cause all funds held by such Agency Account Institution in its Agency Accounts to be transferred (with such frequency as shall be required by such Agency Account Agreement) to, and only to, the Bank for deposit in the Borrower's Concentration Account, and (v) at all times ensure that immediately upon the Borrower's or any of its Subsidiaries' receipt of any funds constituting cash proceeds of Net Revenues Receivable, cause such amounts to be immediately transferred to and deposited in the Borrower's Concentration Account. All cash proceeds of Net Revenues Receivable received in the Collection Lockbox will be transferred daily to, and only to, the Borrower's Concentration Account. The Bank hereby agrees with the Borrower that, unless any Event of Default is continuing, the Bank will not give to any Agency Account Institution any written "Notice" of the kind described in paragraph 4 of the form of Agency Account Agreement.

         (b) The Borrower shall not be required to make subject to an Agency Account Agreement any of the following Financial Asset Accounts (each, an "EXCLUDED ACCOUNT"): (i) any Financial Asset Account (A) the cash balances or the Cash Equivalents or other Property of which at no time exceed $50,000, and
(B) the aggregate amount of all sums or Cash Equivalents or other Property credited to which in any calendar month do not exceed $200,000; or (ii) any Financial Asset Account identified in Section 7.7 of the Disclosure Schedule as being subject to Liens or other restrictions on the date hereof; provided, however, that the Borrower shall not at any time after December 14, 1999 cause or permit (1) the aggregate amount of all cash balances, Cash Equivalents and other Property of all Excluded Accounts of the kind described in clause (i) above to exceed $1,500,000 in the aggregate, or (2) the aggregate amount of all sums, Cash Equivalents and other Property credited to Excluded Accounts of the kind described in clause (i) above in any calendar month to exceed $4,000,000.

         SECTION 8.1.13. COMPLIANCE WITH TERMS OF MANAGEMENT AGREEMENTS; ETC.

         Make all payments and otherwise perform in all material respects all material obligations in respect of all Management Agreements, Subordinated Debt Documents and Real Estate Leases, keep such Instruments in full force and effect and not allow such Instruments to lapse or be terminated or any rights to renew such Instruments to be forfeited or canceled, notify the Bank of any material default by any party with respect to such Instruments, and cooperate with the Bank in all respects to cure any such default, except, in any case, where the failure to do so, either individually or in the aggregate, does not have and could not reasonably be expected to have a Materially Adverse Effect.

         SECTION 8.2. CERTAIN NEGATIVE COVENANTS.

         The Borrower agrees with the Bank and warrants that, from and after the date of this Agreement and until the Commitment shall have terminated in full and all of the Obligations shall have been paid in full, the Borrower will not, and the Borrower will not cause or permit any of its Subsidiaries to:

         SECTION 8.2.1. LIMITATION ON LINES OF BUSINESS.

         At any time undertake, conduct or transact, directly or indirectly, any businesses except businesses that are in the Line of Business.

         SECTION 8.2.2. INDEBTEDNESS.

         Incur or permit or suffer to exist, or otherwise become or be liable in respect of or be responsible for, any Indebtedness; except:

                  (a) Indebtedness of the Borrower or of any of its Subsidiaries under any of the Loan Documents or in respect of any of the Credit Extensions or any of the Obligations;

                  (b) Permitted Indebtedness of the Borrower or of any of its Subsidiaries; and

                  (c)      Permitted Subordinated Debt of the Borrower.

         SECTION 8.2.3. LIENS.

         Create, incur or assume, or permit or suffer to exist, any Liens upon any of its Property (including any Equity Interests in any of its Subsidiaries), whether now owned or hereafter created, arising or acquired; except:

                  (a) Liens in favor of the Bank securing the payment or performance of any of the Credit Extensions or any of the Obligations under or in respect of any of the Loan Documents; and

                  (b)      Permitted Liens.

         SECTION 8.2.4.  FINANCIAL COVENANTS.

         (a) MAXIMUM ADJUSTED CONSOLIDATED CAPITAL EXPENDITURES. Permit the Adjusted Consolidated Capital Expenditures for any period identified in the table set forth in Section 8.2.4(a) of the First Schedule to be greater than the maximum Adjusted Consolidated Capital Expenditures set forth opposite such period.

         (b) MAXIMUM CHARTER SCHOOL CAPITAL EXPENDITURES. Permit the Charter School Capital Expenditures for any period identified in the table set forth in
Section 8.2.4(b) of the First Schedule to be greater than the maximum Charter School Capital Expenditures set forth opposite such period.

         (c) MINIMUM STUDENT ENROLLMENT. Permit the Student Enrollment on any date identified in the table set forth in Section 8.2.4(c) of the First Schedule to be less than the minimum Student Enrollment set forth opposite such date.

         SECTION 8.2.5.  INVESTMENTS AND ACQUISITIONS.

                  (a) Make, incur or assume, or permit or suffer to exist, or make any offer or commitment to make, or enter into any agreement to make, any Investments in any other Person or any Acquisitions; EXCEPT:

                           (i)  Permitted Investments;

                           (ii) Investments by the Borrower made by way of
                  short-term loans to Schools; provided, however, that (A) the aggregate outstanding principal amount of all of such loans shall not at any time exceed $30,000,000, and (B) no such loans shall be made by the Borrower while any Events of Default shall be continuing;

                           (iii) Acquisitions by the Borrower or by any of its
                  Subsidiaries, in a single transaction or in a series of related transactions, for total consideration paid in an Amount not exceeding $200,000 in the aggregate for any such single transaction or series of related transactions; provided, however, that: (A) each such Acquisition shall be made in the ordinary course of business and on terms and conditions that are in all material respects consistent with the Borrower's usual and customary business practices; (B) the aggregate Amount of all of the consideration paid in any fiscal year of the Borrower for all of such Acquisitions pursuant to this clause (iii) shall not exceed $500,000 in any such fiscal year; and (C) no Default shall be continuing at the time of any such Acquisition or shall result therefrom; and

                           (iv) Acquisitions by the Borrower or by any of its
                  Subsidiaries, if and to the extent that the consideration payable therefor is Permitted Equity Interests of the Borrower.

                  (b) During the continuation of any Event of Default:

                           (i) make, incur or assume any Investments that are
                  related to the acquisition or improvement by the Borrower, any of its Subsidiaries or any other Person or Persons of any Property, plant or equipment or other facilities (collectively, "SCHOOL FACILITIES") for any charter school, managed school or other similar school that is not at the time of the occurrence of such Event of Default a School (any charter school, managed school or other similar school that is not a School at the time of the occurrence of such Event of Default being herein called a "TARGET SCHOOL");

                           (ii) make, incur or assume any Capital Expenditures
                  for or in
                  connection with any Target School or any School Facilities relating to such Target School;

                           (iii) incur any Permitted Indebtedness of the kind
                  described in clause (f) of the definition of the term "PERMITTED INDEBTEDNESS" for the purpose of acquiring, leasing, constructing or improving any Property used or to be used for or in connection with any Target School or any School Facilities relating thereto; or

                           (iv) make any offer or commitment to make or incur,
                  or enter into any agreement or undertaking to make or incur, any Investments, Capital Expenditures or Indebtedness of the kind described in clause (i), (ii) or (iii) of this paragraph
                  (b).

         SECTION 8.2.6. RESTRICTED PAYMENTS.

         Make, extend or enter into any offer or commitment to make, or enter into any agreement to make, any Restricted Payments; EXCEPT:

                  (a) the declaration and payment by the Borrower of dividends or other distributions on its Equity Interests in the form of Permitted Equity Interests of the Borrower; and

                  (b) payments, not otherwise expressly permitted by any of the other clauses of this Section 8.2.6 and not otherwise prohibited by any of the other covenants in this Section 8.2 or by any of the other provisions contained in this Agreement, by the Borrower or any of its Subsidiaries to any Affiliates of the Borrower, but, in each case, only to the extent permitted by Section 8.2.13.

         SECTION 8.2.7. MERGERS; SALES OF PROPERTY.

         Consolidate or merge with or into any Person, engage in any Sale of all or any substantial part of its Property (either in a single transaction or in a series of related transactions), make any offer or commitment to do so, or enter into any agreement to do so; EXCEPT:

                  (a) any Permitted Dispositions; and

                  (b) the consolidation or merger of any Subsidiary of the Borrower with or into, or the Sale or other transfer by any such Subsidiary of all or substantially all of its Property to, the Borrower; provided, however, that, in the event of any merger or other similar transaction involving the Borrower, the Borrower shall be the Person surviving such merger or other transaction; and, provided, further, that, prior to or in connection with the consolidation or merger of any Subsidiary of the Borrower with or into, or the transfer of all of the Property of any Subsidiary of the Borrower to, the Borrower, (i) true and complete copies of all of the Instruments evidencing such transactions shall have been furnished to the Bank and shall be reasonably satisfactory to the Bank in form and substance, and
         (ii) the Borrower shall execute and deliver to the Bank all such Instruments (including Instruments of assumption) as shall be requested by the Bank in order to protect and preserve all of its rights and remedies under the Loan Documents and in relation to the Collateral.

         SECTION 8.2.8. LIMITATIONS ON OPTIONAL PAYMENTS; ETC.

         (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease any Permitted Subordinated Debt or any other Indebtedness governed or otherwise evidenced by any Ancillary Documents, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, provided that the Borrower may in any fiscal year make such payments or other prepayments in a maximum aggregate amount not exceeding $1,000,000, (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms governing the payment, prepayment, repurchase or redemption of any Permitted Subordinated Debt or any other Indebtedness governed or otherwise evidenced by any Ancillary Documents (other than any such amendment, modification, waiver or other change (i) which affects or relates to the Guarantee, dated November 25, 1997, in favor of BankBoston, N.A., or (ii) which (A) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Borrower or any of its Subsidiaries, and (B) does not involve the payment of a consent fee), or (c) designate any Indebtedness (other than the Obligations) as "senior indebtedness" or "senior debt" for the purposes of any Instrument or Instruments governing or otherwise evidencing any Permitted Subordinated Debt.

         SECTION 8.2.9. MODIFICATION OF OTHER ANCILLARY DOCUMENTS; ETC.

         Consent to or enter into or permit any material amendment, supplement or other modification of any of the Governing Documents of the Borrower or any of its Subsidiaries or any of the other Ancillary Documents, if such amendment, supplement or modification (a) shall have, or (as the case may be) could reasonably be expected to have, any Materially Adverse Effect, or (b) shall include any term, covenant or other provision, or shall otherwise effect any change, that conflicts with or otherwise contravenes any of the terms, covenants or other provisions of this Agreement or any of the other Loan Documents. The covenant of the Borrower in Section 8.2.8 is separate from and in addition to the covenant in this Section 8.2.9.

         SECTION 8.2.10. LIMITATION ON CHANGES IN FISCAL PERIODS.

         Permit the fiscal year of the Borrower to end on a day other than June 30 or change the Borrower's method of determining fiscal quarters.

         SECTION 8.2.11. LIMITATION ON NEGATIVE PLEDGE CLAUSES.

         Enter into or suffer to exist or become effective any Instrument which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, other than (a) this Agreement and the other Loan Documents, and (b) any agreements governing any Purchase Money Liens or Capitalized Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby).

         SECTION 8.2.12. LIMITATION ON RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS.

         Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of the Borrower to
(a) make any dividends or other distributions in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any of its Subsidiaries, (b) make Investments in the Borrower or any of its Subsidiaries, or (c) transfer any of its Property to the Borrower or any of its Subsidiaries, EXCEPT for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, and (ii) any restrictions on the ability of the Borrower or any of its Subsidiaries to transfer any asset imposed by the provisions of the documentation pursuant to which there shall have been created a Lien on such asset expressly permitted by
Section 8.2.3.

         SECTION 8.2.13. TRANSACTIONS WITH AFFILIATES.

         Enter into, engage in or perform any Affiliate Transaction, make any offer or commitment to do so, or enter into any agreement to do so, EXCEPT:

                  (a) Restricted Payments by the Borrower, if and only to the extent expressly permitted by Section 8.2.6;

                  (b) loans or advances to any director, manager, officer or employee of the Borrower or any of its Subsidiaries made in the ordinary course of business and on terms and conditions that are in all material respects consistent with the Borrower's usual and customary business practices; provided, however, that the aggregate principal amount of all of such loans or advances from time to time outstanding shall not exceed $250,000 at any time;

                  (c) the payment by the Borrower of management or transaction fees to any of its Affiliates; provided, however, that: (i) the aggregate amount of all of such fees so paid in any fiscal year of the Borrower shall not exceed $100,000 in any such fiscal year; and (ii) no such fees shall be paid so long as any Default shall be continuing;

                  (d) Permitted Investments of the kind described in paragraph
         (f) of the definition of the term "PERMITTED INVESTMENTS";

                  (e) each of the Affiliate Transactions described in Section
         7.21 of the Disclosure Schedule; and

                  (f) any other Affiliate Transaction not otherwise permitted by any of the other provisions of this Section 8.2.13; provided, however, that (i) such Affiliate Transaction is not otherwise prohibited by the terms of this Agreement or any of the other Loan Documents; (ii) such Affiliate Transaction is made or undertaken in the ordinary course of business by the Borrower or by any of its Subsidiaries and on terms and conditions that are in all material respects consistent with the Borrower's usual and customary business practices; (iii) the terms of such Affiliate Transaction, taken as a whole, are no less favorable to the Borrower or its Subsidiaries than would be the case if such Affiliate Transaction had been entered into on an arm's length basis with a Person that is not an

         Affiliate of the Borrower; and (iv) at the time of the completion of such Affiliate Transaction, and after giving effect thereto, no Default shall occur or be continuing.

         SECTION 8.2.14. SALE OF CAPITAL STOCK; ETC.

         Issue, sell, transfer or otherwise dispose of any shares of any Capital Stock or other Equity Interests of the Borrower or any of its Subsidiaries;
EXCEPT:

                  (a) the pledge to the Bank from time to time of Capital Stock and other Equity Interests now owned or from time to time hereafter acquired by the Borrower or by any of its Subsidiaries, all in accordance with the terms of this Agreement and the Collateral Documents;

                  (b) the issuance and Sale by the Borrower or by any of its Subsidiaries of Permitted Equity Interests of the Borrower as consideration in, or in connection with the formation of any acquisition vehicle to be used in, any Acquisition permitted by paragraph (iii) of Section 8.2.5(a); and

                  (c) the issuance and Sale by the Borrower of shares of its Permitted Equity Interests; provided, however, that no breach of
         Section 8.2.16 shall occur as a result of such Sale.

         SECTION 8.2.15. CHANGE OF LOCATION OR NAME.

         Change (a) the location of its principal place of business, chief executive office, major executive office, chief place of business or records concerning its business and financial affairs, or (b) its name or the name under or by which it conducts its business, in each case, without first giving the Bank written notice thereof and having taken any and all action reasonably required by the Bank to maintain and preserve the perfected first-priority Liens in favor of the Bank created by the Collateral Documents.

         SECTION 8.2.16. FINANCIAL ASSET ACCOUNTS.

         Except as and to the extent otherwise expressly permitted by the Bank, establish, at any time after December 14, 1999, any bank accounts or other Financial Asset Accounts other than those with the Bank or with any Agency Account Institution that is party to an Agency Account Agreement and other than as otherwise expressly permitted by Section 8.1.12(b).

                                   ARTICLE IX

                                EVENTS OF DEFAULT

         SECTION 9.1. EVENTS OF DEFAULT.

         The term "EVENT OF DEFAULT" shall mean any of the following events set forth in this Section 9.1 occurring or existing at any time on or after the date of this Agreement:

         SECTION 9.1.1. NON-PAYMENT OF OBLIGATIONS.

         The Borrower shall default:

                  (a) in the payment or prepayment when due under this Agreement or the Note of any principal of any of the Loans, and such default shall continue unremedied for a period of more than one (1) Business Day;

                  (b) in the payment or prepayment when due under this Agreement, the Note or any other Loan Documents of any interest on any of the Loans or on any other Obligations or any Fees payable under
         Section 3.5, and such default shall continue unremedied for a period of more than three (3) Business Days; or

                  (c) in the payment when due under this Agreement or any of the other Loan Documents of any other sum (other than any sum referred to in clause (a) or (b)), and such default shall continue unremedied for a period of more than five (5) Business Days.

         SECTION 9.1.2. NON-PERFORMANCE OF CERTAIN OBLIGATIONS.

         The Borrower shall default in the due performance or observance of any of its Obligations under Section 3.10, Section 8.1.6, Section 8.1.9, Section 8.1.12, Section 8.1.13, or Section 8.2 (including Sections 8.2.1 through 8.2.16, inclusive).

         SECTION 9.1.3. NON-PERFORMANCE OF OTHER OBLIGATIONS.

         The Borrower shall default in the due performance or observance of any of its Obligations under any of the Loan Documents (other than the Obligations specified in Section 9.1.1 or 9.1.2), and such default shall continue unremedied for more than thirty (30) days after written notice thereof shall have been given to the Borrower by the Bank.

         SECTION 9.1.4. BREACH OF WARRANTY.

         Any representation or warranty of the Borrower under any of the Loan Documents is or shall be untrue or incorrect in any material respect when made or deemed made.

         SECTION 9.1.5.  DEFAULT UNDER OTHER INSTRUMENTS; ETC.

         At any time after the date hereof,

                  (a) the Borrower or any of its Subsidiaries shall fail to make any payments, when due, of any Indebtedness of the Borrower or of any of its Subsidiaries (other than the Obligations), such payments shall exceed $2,000,000 in the aggregate, and such failure shall continue beyond the periods of grace, if any, provided in the Instruments under or by which such Indebtedness is governed or evidenced;

                  (b) the Borrower or any of its Subsidiaries shall fail to perform or observe the terms of any Instruments governing or evidencing any Indebtedness of the Borrower or of any of its Subsidiaries, and such failure of the kind described in this clause (b) shall permit any one or more holders of such Indebtedness to declare immediately due and payable or otherwise to immediately accelerate Indebtedness of the Borrower or of any of its Subsidiaries in an aggregate amount exceeding $4,000,000;

                  (c) any Lien on any Property of the Borrower or of any of its Subsidiaries securing any Indebtedness of the Borrower or of any of its Subsidiaries in an aggregate amount exceeding $2,000,000, or any Lien created under or in connection with the Real Estate Lease in effect on the date hereof, shall be foreclosed or otherwise enforced;

                  (d) during any fiscal year of the Borrower, the aggregate Student Enrollment of all Schools, determined after deducting the aggregate Student Enrollment of all Schools covered by Management Agreements in respect of which the Borrower or any of its Subsidiaries shall have received written notices of termination or of intention to terminate, shall be less than ninety percent (90%) of the minimum Student Enrollment required to be maintained during such fiscal year pursuant to Section 8.2.4(c).

         SECTION 9.1.6. BANKRUPTCY, INSOLVENCY; ETC.

         The Borrower or any Subsidiary of the Borrower shall:

                  (a) generally fail to pay its debts as they become due, or admit in writing its inability to pay its debts as they become due;

                  (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator, or other custodian for the Borrower or any such Subsidiary or any Property of any thereof, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence, permit or suffer to exist the involuntary appointment of a trustee, receiver, sequestrator or other custodian for the Borrower or any such Subsidiary or for a substantial part of the Property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days;

                  (d) permit or suffer to exist the involuntary commencement of, or voluntarily commence, any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency laws, or permit or suffer to exist the involuntary commencement of, or voluntarily commence, any dissolution, winding up or liquidation proceeding, in each case, by or against the Borrower or any such Subsidiary; provided that if not commenced by the Borrower or any such Subsidiary, such proceeding shall be consented to or acquiesced in by the Borrower or any such Subsidiary, or shall result in the entry of an order for relief or shall remain undismissed or shall not be stayed, bonded or vacated for more than sixty (60) days;

                  (e) permit or suffer to exist the commencement of any case, proceeding or other action seeking the issuance of a warrant of attachment, execution, distraint or similar process against all or any material part of its Property (except for any such attachment or similar process that would constitute a Permitted Lien); or

                  (f) take any corporate action authorizing, or in furtherance of, any of the foregoing.

         SECTION 9.1.7. JUDGMENTS.

         A final judgment which, with all other such outstanding final judgments against the Borrower or any of its Subsidiaries, exceeds an aggregate of $1,000,000 shall be rendered against the Borrower or any of its Subsidiaries, and, within thirty (30) days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or within thirty
(30) days after the expiration of any such stay, such judgment shall not have been discharged.

         SECTION 9.1.8. IMPAIRMENT OF SECURITY; ETC.

         Any Loan Document, or any Lien on any material portion of the Collateral granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective, or cease to be the legally valid, binding and enforceable obligation of the Borrower or (as the case may be) any of its Subsidiaries; or the Borrower or any of its Subsidiaries shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien on any material portion of the Collateral securing any of the Obligations shall, in whole or in part, cease to be a perfected first-priority Lien, subject only to the exceptions permitted by the Loan Documents.

         SECTION 9.2. ACTION IF BANKRUPTCY.

         If any Default or Event of Default described in Section 9.1.6 shall occur, the Commitment shall automatically be terminated in full and the outstanding principal amount of all Loans and the outstanding amount of all other Obligations shall automatically be and become immediately due and payable, and the Borrower shall automatically become obligated to provide cash Collateral to the Bank in an amount equal to the undrawn amount under all Letters of Credit, all without notice, demand, presentment or other action of any kind.

         SECTION 9.3. ACTION IF OTHER EVENT OF DEFAULT.

         If any Event of Default (other than an Event of Default described in Section 9.1.6) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Bank may, by giving written notice to the Borrower, declare
(a) the Commitment to be terminated in full, whereupon the Commitment shall be immediately terminated in full, and/or (b) all or any portion of the outstanding principal amount of the Loans or the outstanding amount of any other Obligations to be immediately due and payable, whereupon the Commitment shall terminate forthwith in full and such Loans and other Obligations, or, as the case may be, such portion thereof, shall be and become immediately due and payable, and the Borrower shall automatically become obligated to provide cash Collateral to the Bank in an amount equal to the undrawn amount under all Letters of Credit, in each case under clause (a) or clause (b), without further notice, demand, presentment or other action of any kind.

                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.1. WAIVERS, AMENDMENTS; ETC.

         The provisions of this Agreement and the other Loan Documents may from time to time be amended, modified or waived, and all or any Collateral may be released, if such amendment, modification, waiver or release is consented to in writing by the Bank and, in the case of any amendment or modification, the Borrower. No waiver or approval by the Bank under this Agreement, the Note or any other Loan Documents shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 10.2.  NOTICES.

                  (a) All notices and other communications pursuant to this Agreement or any of the other Loan Documents shall be in writing, either delivered in hand or sent by first-class mail, postage prepaid, or sent by facsimile transmission, addressed as follows:

                           (i) if to the Borrower, at 521 Fifth Avenue, 15th
                  Floor, New York, NY 10175, marked Attention: James L. Starr, Chief Financial Officer; telecopy: (212) 419-1706, with a copy of each such notice or other communication given simultaneously to Hale and Dorr, 1455 Pennsylvania Avenue, N.W., Washington, D.C. 20004, marked Attention: William Winslow, Esq., telecopy: (202)942-8484; or

                           (ii) if to the Bank, at 9920 South La Cienega
                  Boulevard, 8th Floor, Inglewood, California 90301, marked "Attention: Richard M. Baker, Esq., Senior Vice President, General Counsel and Secretary", with a copy of each such notice or other communication given simultaneously to Diane H. Russell, Senior Vice President, Imperial Bank Merchant Banking Division, 225 Franklin Street, 29th Floor, Boston, Massachusetts 02110, and also to Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110, marked "Attention: Louis
                  J. Duval, Esq.", telecopy: (617) 951-8736; or

                           (iii) to such other addresses as any party hereto
                  shall have designated in a written notice to the other parties hereto.

                  (b) Any notice or other communication pursuant to this Agreement or any of the other Loan Documents shall be deemed to have been duly given or made and to have become effective when delivered in hand to the party to which it is directed, or, if sent by first-class mail, postage prepaid, or by facsimile transmission, and properly addressed in accordance with paragraph (a) of this Section 10.2, when received by the addressee.

         SECTION 10.3. COSTS AND EXPENSES.

         The Borrower agrees to pay to the Bank upon demand all reasonable out-of-pocket costs and expenses incurred by the Bank in connection with the structuring, preparation, negotiation, review, execution or delivery of this Agreement or any of the other Loan Documents, including all Schedules and Exhibits, or in connection with any amendments, consents or waivers to this Agreement, any of the other Loan Documents or any related documents (whether or not any of the same become effective), including (in each case) all reasonable fees and expenses of counsel (including all local and special counsel) for the Bank from time to time incurred in connection therewith, whether or not any of the transactions contemplated hereby or thereby are consummated, and to pay all reasonable costs and expenses of the Bank (including reasonable fees and expenses of counsel to the Bank) incurred in connection with the preparation, negotiation, review, execution or delivery of the form of any Instrument relevant to this Agreement or any of the other Loan Documents, the consideration of legal questions relevant hereto and thereto, and the consideration and/or conduct of any proposed or actual restructuring or "workout" of any of the Obligations. The Borrower also agrees to reimburse the Bank upon demand for all Uniform Commercial Code and U.S. Patent and Trademark Office and U.S. Copyright Office filing fees and all stamp or other taxes payable in connection with the execution, delivery or enforcement of this Agreement, any of the other Loan Documents or any Instrument related hereto or thereto and for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by the Bank in enforcing any of the Obligations of the Borrower under this Agreement or any other Loan Documents and the consideration and/or conduct of any proposed or actual restructuring or "workout" of any Obligations.

         SECTION 10.4. INDEMNIFICATION.

         In consideration of the execution and delivery of this Agreement by the Bank and the extension of the Commitment by the Bank, the Borrower hereby indemnifies and holds free and harmless the Bank and its shareholders, officers, directors, employees, agents and Affiliates (collectively, the "INDEMNIFIED PARTIES" and, individually, an "INDEMNIFIED PARTY") from and against any and all actions, causes of action, suits, losses, costs, liabilities, damages and expenses actually incurred in connection with any of the Loan Documents or any of the transactions contemplated thereby (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), including all reasonable fees and disbursements of counsel, all amounts paid in settlement and all court costs (the "INDEMNIFIED LIABILITIES"), incurred from time to time by the Indemnified Parties or any of them as a result of, or arising out of, or relating to, or as a direct or indirect result of:

                  (a) any transactions financed or to be financed in whole or in part or directly or indirectly with the proceeds of any of the Credit Extensions; or

                  (b) the entering into or performance of this Agreement or any of the other Loan Documents by any of the Indemnified Parties or the Borrower or any of its Subsidiaries; or

                  (c) the enforcement by any of the Indemnified Parties of any of its rights or remedies under any of the Loan Documents or in respect of any of the Collateral; or

                  (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from, any real Property owned or operated by the Borrower or any of its Subsidiaries of any Hazardous Material (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Laws), regardless of whether or not caused by, or within the control of, the Borrower or any of its Subsidiaries.

except for any portion of such Indemnified Liabilities which a court of competent jurisdiction has found resulted by reason of such Indemnified Party's fraud, gross negligence or willful misconduct or the breach by such Indemnified Party of its obligations under the Loan Documents. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law, except as aforesaid to the extent not payable by reason of the Indemnified Party's fraud, negligence or willful misconduct or breach of such obligations.

         SECTION 10.5. SURVIVAL.

         The Obligations of the Borrower under each of Sections 10.3, 10.4 and
10.5 shall in each case survive any termination of this Agreement and the payment of any of the other Obligations. The representations and warranties made by the Borrower in this Agreement or in any of the other Loan Documents, or in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith, shall survive the execution and delivery of this Agreement and each of the other Loan Documents and the making of the Loans.

         SECTION 10.6. SEVERABILITY.

         Any provision of this Agreement, the Note or any of the other Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent only of such prohibition or unenforceability without invalidating any of the remaining provisions of this Agreement, the Note or any of the other Loan Documents or the enforceability of any such provision in any other jurisdiction.

         SECTION 10.7. HEADINGS.

         The various headings of this Agreement and of each of the other Loan Documents are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any of such other Loan Documents or any provisions hereof or thereof.

         SECTION 10.8. COUNTERPARTS; ENTIRE AGREEMENT.

         This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement, the Note and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto, including, without limitation, all engagement letters, commitment letters and term sheets.

         SECTION 10.9. CHOICE OF LAW.

         THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS

SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF CALIFORNIA, AND, IN THE CASE OF PROVISIONS RELATING TO INTEREST RATES, ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

         SECTION 10.10. SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer any of its rights or obligations hereunder or under any other Loan Documents without the prior written consent of the Bank.

         SECTION 10.11. FURTHER ASSURANCES.

         The Borrower hereby agrees that it will, from time to time at its own expense, promptly execute and deliver all such further Instruments and take all such further action that may be necessary or appropriate, or that the Bank may reasonably request, in order to perfect, preserve or protect any Liens granted or purported to be granted under the Collateral Documents, to enable the Bank to exercise and enforce any of its rights or remedies under this Agreement or any of the other Loan Documents or otherwise to carry out the intent of this Agreement or any of the other Loan Documents.

         SECTION 10.12. CONSENT TO JURISDICTION.

         THE BORROWER BY ITS EXECUTION HEREOF (A) HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF CALIFORNIA AND TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF CALIFORNIA FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF, AND (B) HEREBY WAIVES TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT ANY SUCH PROCEEDING BROUGHT IN ONE OF THE ABOVE-NAMED COURTS IS IMPROPER, OR THAT THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT. THE BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH PROCEEDING IN ANY MANNER PERMITTED BY THE LAWS OF THE STATE OF CALIFORNIA, AND AGREES THAT SERVICE OF PROCESS BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE BORROWER IS REASONABLY CALCULATED TO GIVE ACTUAL NOTICE.

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
                                      -72-




         SECTION 10.13. WAIVER OF JURY TRIAL.

         TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE BANK AND THE BORROWER HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO WHICH SUCH PERSON IS PARTY OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OBLIGATION OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE BANK OR THE BORROWER IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE. THE BORROWER ACKNOWLEDGES THAT THE PROVISIONS OF THIS SECTION 10.13 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE BANK IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT. THE BANK OR THE BORROWER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.13 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH OF THE BANK AND THE BORROWER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

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
                                      -73-







                  SECTION 10.14. TERMINATION OF LOAN DOCUMENTS. Upon the latest to occur of the reduction or termination in full of the Commitment (whether at the option of the Borrower pursuant to Section 2.2 or otherwise in accordance with the terms hereof), the payment in full of the unpaid principal of all of the Loans, the payment in full or (as the case may be) the termination of all Letter of Credit Outstandings, or the payment in full of all other Obligations under this Agreement and the other Loan Documents, this Agreement and all of the other Loan Documents shall (except as and to the extent otherwise expressly provided by Section 10.5 hereof) be for all purposes terminated and of no further force or effect whatsoever, and, in accordance with the terms of Section
2.10 of the Security Agreement, all Liens granted to the Bank to secure payment of all of the Obligations shall terminate and shall be of no further force or effect.





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
                                      -74-





         IN WITNESS WHEREOF, the parties hereto have caused this REVOLVING CREDIT AGREEMENT to be executed by their respective officers hereunto duly authorized on and as of the day and in the year first above written.

                                            THE BORROWER:

                                            EDISON SCHOOLS INC.


                                            By:_________________________________
                                               Name:
                                               Title:



                                            THE BANK:

                                            IMPERIAL BANK

                                            By:_________________________________
                                               Name:
                                               Title: